Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	October 17, 2016
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Third Quarter 2016 Net Income, an Increase of 38% Over Prior Year, and Year-to-Date 2016 Net Income of $152.3 million, an Increase of 26% Over Prior Year

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $53.1 million or $0.92 per diluted common share for the third quarter of 2016 compared to net income of $50.0 million or $0.90 per diluted common share for the second quarter of 2016 and $38.4 million or $0.69 per diluted common share for the third quarter of 2015. The Company recorded net income of $152.3 million or $2.72 per diluted common share for the first nine months of 2016 compared to net income of $121.2 million or $2.29 per diluted common share for the same period of 2015.

Highlights of the Third Quarter of 2016 *:

•	Total assets increased by 15% on an annualized basis and now exceed $25 billion.

•
Total loans, excluding covered loans and mortgage loans held-for-sale, increased by $927 million, or 20% on an annualized basis, to $19.1 billion. Loan growth included $555 million of select performing loans acquired from an affiliate of GE Capital Franchise Finance, which was completed in mid-August.

•	Total deposits increased by $1.1 billion, or 22% on an annualized basis, to $21.1 billion. Non-interest bearing deposit accounts comprise 27% of total deposits.

•
Mortgage banking revenue remained strong, totaling $34.7 million during the third quarter as origination volumes increased to $1.3 billion in the third quarter compared to $1.2 billion in the second quarter.

•	Net overhead ratio improved to 1.44% from 1.46% remaining below our stated goal of 1.50%.

•
Non-performing loans as a percentage of total loans, excluding covered loans, decreased to 0.44% from 0.48% and the allowance for loan losses as a percentage of total non-performing loans, excluding covered loans, increased to 142% from 130%.

•
Net interest income increased $9.4 million primarily as a result of earning assets growth. Although loan yields increased, net interest margin dropped 3 basis points primarily due to a decrease in yields on liquidity management assets brought about by market conditions.

•	Gains on investment securities totaled $3.3 million.

•	Recorded a $2.5 million negative fair value adjustment related to mortgage servicing rights assets.

•	Recorded a $1.8 million charge related to outstanding legal disputes, including a $1.5 million adverse arbitration award relating to a previously disclosed claim.

* See "Supplemental Financial Measures/Ratios" on pages 10-11 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, “The growth engine at Wintrust continued its momentum into the third quarter as we recorded nearly $1 billion of asset growth while controlling operating expenses as evidenced by the improvement of our net overhead ratio to 1.44% for the quarter. All aspects of our business performed solidly in the third quarter as evidenced by our record level of net income. Continued strong loan growth and mortgage banking operations, improved credit quality metrics and an improved net overhead ratio fueled the record results this quarter."

Mr. Wehmer continued, “Excluding covered loans and mortgage loans held-for-sale, our loan portfolio grew by $927 million during the third quarter, which included $555 million of select performing loans and related relationships acquired from an affiliate of GE Capital Franchise Finance. The increased loan volumes offset compression in the net interest margin during the quarter due to a reduction in yield on liquidity management assets, resulting in an increase in net interest income of $9.4 million. Our loan pipelines remain consistently strong and we are well positioned for rising interest rates in the future. Deposit growth continued to be strong in the third quarter of 2016 as deposits increased $1.1 billion and exceeded $21 billion as of the end of the third quarter. Total deposit growth included $343 million of growth from demand deposits, which now totals $5.7 billion and comprises 27% of our overall deposit base."

Commenting on credit quality, Mr. Wehmer noted, “During the third quarter of 2016, the Company has continued its practice of timely addressing and resolving non-performing credits. Total non-performing assets, excluding covered assets, decreased by $8.0 million during the third quarter of 2016 resulting in non-performing assets as a percentage of total assets dropping from 0.52% to 0.47% during the period. Additionally, the allowance for loan losses as a percentage of non-performing loans, excluding covered loans, increased to 142% during the third quarter, exhibiting greater coverage for those non-performing credits. We believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, “Mortgage banking revenue in the third quarter totaled $34.7 million, a decrease of $2.1 million compared to the second quarter of 2016. Revenue for the third quarter of 2016 was negatively impacted by a $2.5 million valuation adjustment on mortgage servicing rights assets. Our mortgage operations experienced record origination volumes in the third quarter totaling $1.3 billion for the period compared to $1.2 billion during the second quarter of 2016. We expect normal seasonality in the fourth quarter, although our mortgage loan pipelines remain strong."

Turning to the future, Mr. Wehmer stated, “Wintrust is continuing to take a steady and measured approach to achieve our main objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure and increasing shareholder value. We expect continued growth and momentum in all areas of our business. The acquisition of select performing loans from an affiliate of GE Capital Franchise Finance is expected to help expand our franchise lending business. Also, the previously announced acquisition of First Community Financial Corporation located in Elgin, Illinois is expected to be completed in the fourth quarter of 2016. Evaluating strategic acquisitions and organic branch growth will continue to be a part of our overall growth strategy with the goal of becoming Chicago’s bank and Wisconsin’s bank. Our opportunities for both internal growth and external growth remain consistently strong."

The graphs below illustrate certain highlights of the third quarter of 2016.

Wintrust’s key operating measures and growth rates for the third quarter of 2016, as compared to the sequential and linked quarters, are shown in the table below:

				% or(4) basis point (bp)change from 2nd Quarter 2016		% or basis point (bp) change from 3rd Quarter 2015
	Three Months Ended
(Dollars in thousands)	September 30, 2016	June 30, 2016	September 30, 2015
Net income	$53,115	$50,041	$38,355	6%		38%
Net income per common share – diluted	$0.92	$0.90	$0.69	2%		33%
Net revenue (1)	$271,240	$260,069	$230,493	4%		18%
Net interest income	$184,636	$175,270	$165,540	5%		12%
Net interest margin	3.21%	3.24%	3.31%	(3)	bp	(10)	bp
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.24%	3.27%	3.33%	(3)	bp	(9)	bp
Net overhead ratio (3)	1.44%	1.46%	1.74%	(2)	bp	(30)	bp
Return on average assets	0.85%	0.85%	0.70%	—	bp	15	bp
Return on average common equity	8.20%	8.43%	6.60%	(23)	bp	160	bp
Return on average tangible common equity (non-GAAP) (2)	10.55%	11.12%	8.88%	(57)	bp	167	bp
At end of period
Total assets	$25,321,759	$24,420,616	$22,035,216	15%		15%
Total loans, excluding loans held-for-sale, excluding covered loans	19,101,261	18,174,655	16,316,211	20%		17%
Total loans, including loans held-for-sale, excluding covered loans	19,660,895	18,728,911	16,663,216	20%		18%
Total deposits	21,147,655	20,041,750	18,228,469	22%		16%
Total shareholders’ equity	2,674,474	2,623,595	2,335,736	8%		15%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See "Supplemental Financial Measures/Ratios" for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s web site at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Selected Financial Condition Data (at end of period):
Total assets	$25,321,759	$24,420,616	$22,035,216
Total loans, excluding loans held-for-sale and covered loans	19,101,261	18,174,655	16,316,211
Total deposits	21,147,655	20,041,750	18,228,469
Junior subordinated debentures	253,566	253,566	268,566
Total shareholders’ equity	2,674,474	2,623,595	2,335,736
Selected Statements of Income Data:
Net interest income	$184,636	$175,270	$165,540	$531,415	$474,323
Net revenue (1)	271,240	260,069	230,493	771,570	680,830
Net income	53,115	50,041	38,355	152,267	121,238
Net income per common share – Basic	$0.96	$0.94	$0.71	$2.84	$2.39
Net income per common share – Diluted	$0.92	$0.90	$0.69	$2.72	$2.29
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.21%	3.24%	3.31%	3.25%	3.36%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.24%	3.27%	3.33%	3.27%	3.39%
Non-interest income to average assets	1.38%	1.44%	1.19%	1.35%	1.34%
Non-interest expense to average assets	2.82%	2.89%	2.93%	2.81%	3.00%
Net overhead ratio (3)	1.44%	1.46%	1.74%	1.46%	1.66%
Return on average assets	0.85%	0.85%	0.70%	0.85%	0.79%
Return on average common equity	8.20%	8.43%	6.60%	8.39%	7.53%
Return on average tangible common equity (non-GAAP) (2)	10.55%	11.12%	8.88%	10.98%	9.90%
Average total assets	$24,879,252	$23,754,755	$21,679,062	$23,849,412	$20,586,924
Average total shareholders’ equity	2,651,684	2,465,732	2,310,511	2,502,940	2,194,384
Average loans to average deposits ratio (excluding loans held-for-sale, excluding covered loans)	89.8%	92.4%	89.7%	91.4%	89.8%
Average loans to average deposits ratio (excluding loans held-for-sale, including covered loans)	90.3%	92.9%	90.6%	92.0%	91.0%
Common Share Data at end of period:
Market price per common share	$55.57	$51.00	$53.43
Book value per common share (2)	$46.86	$45.96	$43.12
Tangible common book value per share (2)	$37.06	$36.12	$32.83
Common shares outstanding	51,714,683	51,619,155	48,336,870
Other Data at end of period:(6)
Leverage Ratio (4)	9.0%	9.2%	9.2%
Tier 1 capital to risk-weighted assets (4)	9.8%	10.1%	10.3%
Common equity Tier 1 capital to risk-weighted assets (4)	8.7%	8.9%	8.6%
Total capital to risk-weighted assets (4)	12.1%	12.4%	12.6%
Allowance for credit losses (5)	$119,341	$115,426	$103,922
Non-performing loans	$83,128	$88,119	$85,976
Allowance for credit losses to total loans (5)	0.62%	0.64%	0.64%
Non-performing loans to total loans	0.44%	0.48%	0.53%
Number of:
Bank subsidiaries	15	15	15
Banking offices	152	153	160

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated. As of January 1, 2015 capital ratios are calculated under the requirements of Basel III.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)		(Unaudited)
(In thousands)	September 30, 2016	December 31, 2015	September 30, 2015
Assets
Cash and due from banks	$242,825	$271,454	$247,341
Federal funds sold and securities purchased under resale agreements	4,122	4,341	3,314
Interest bearing deposits with banks	816,104	607,782	701,106
Available-for-sale securities, at fair value	1,650,096	1,716,388	2,214,281
Held-to-maturity securities, at amortized cost	932,767	884,826	—
Trading account securities	1,092	448	3,312
Federal Home Loan Bank and Federal Reserve Bank stock	129,630	101,581	90,308
Brokerage customer receivables	25,511	27,631	28,293
Mortgage loans held-for-sale	559,634	388,038	347,005
Loans, net of unearned income, excluding covered loans	19,101,261	17,118,117	16,316,211
Covered loans	95,940	148,673	168,609
Total loans	19,197,201	17,266,790	16,484,820
Allowance for loan losses	(117,693)	(105,400)	(102,996)
Allowance for covered loan losses	(1,422)	(3,026)	(2,918)
Net loans	19,078,086	17,158,364	16,378,906
Premises and equipment, net	597,263	592,256	587,348
Lease investments, net	116,355	63,170	29,111
Accrued interest receivable and other assets	660,923	597,099	629,211
Trade date securities receivable	677	—	277,981
Goodwill	485,938	471,761	472,166
Other intangible assets	20,736	24,209	25,533
Total assets	$25,321,759	$22,909,348	$22,035,216
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$5,711,042	$4,836,420	$4,705,994
Interest bearing	15,436,613	13,803,214	13,522,475
Total deposits	21,147,655	18,639,634	18,228,469
Federal Home Loan Bank advances	419,632	853,431	443,955
Other borrowings	241,366	265,785	259,805
Subordinated notes	138,943	138,861	138,834
Junior subordinated debentures	253,566	268,566	268,566
Trade date securities payable	—	538	617
Accrued interest payable and other liabilities	446,123	390,259	359,234
Total liabilities	22,647,285	20,557,074	19,699,480
Shareholders’ Equity:
Preferred stock	251,257	251,287	251,312
Common stock	51,811	48,469	48,422
Surplus	1,356,759	1,190,988	1,187,407
Treasury stock	(4,522)	(3,973)	(3,964)
Retained earnings	1,051,748	928,211	901,652
Accumulated other comprehensive loss	(32,579)	(62,708)	(49,093)
Total shareholders’ equity	2,674,474	2,352,274	2,335,736
Total liabilities and shareholders’ equity	$25,321,759	$22,909,348	$22,035,216

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Interest income
Interest and fees on loans	$190,189	$178,530	$167,831	$541,846	$482,330
Interest bearing deposits with banks	1,156	793	372	2,695	993
Federal funds sold and securities purchased under resale agreements	1	1	1	3	4
Investment securities	15,496	16,398	16,130	49,084	44,601
Trading account securities	18	14	19	43	83
Federal Home Loan Bank and Federal Reserve Bank stock	1,094	1,112	821	3,143	2,375
Brokerage customer receivables	195	216	205	630	591
Total interest income	208,149	197,064	185,379	597,444	530,977
Interest expense
Interest on deposits	15,621	13,594	12,436	41,996	36,246
Interest on Federal Home Loan Bank advances	2,577	2,984	2,458	8,447	6,426
Interest on other borrowings	1,137	1,086	1,045	3,281	2,620
Interest on subordinated notes	1,778	1,777	1,776	5,332	5,328
Interest on junior subordinated debentures	2,400	2,353	2,124	6,973	6,034
Total interest expense	23,513	21,794	19,839	66,029	56,654
Net interest income	184,636	175,270	165,540	531,415	474,323
Provision for credit losses	9,571	9,129	8,322	26,734	23,883
Net interest income after provision for credit losses	175,065	166,141	157,218	504,681	450,440
Non-interest income
Wealth management	19,334	18,852	18,243	56,506	54,819
Mortgage banking	34,712	36,807	27,887	93,254	91,694
Service charges on deposit accounts	8,024	7,726	7,403	23,156	20,174
Gains (losses) on investment securities, net	3,305	1,440	(98)	6,070	402
Fees from covered call options	3,633	4,649	2,810	9,994	11,735
Trading losses, net	(432)	(316)	(135)	(916)	(452)
Operating lease income, net	4,459	4,005	613	11,270	755
Other	13,569	11,636	8,230	40,821	27,380
Total non-interest income	86,604	84,799	64,953	240,155	206,507
Non-interest expense
Salaries and employee benefits	103,718	100,894	97,749	300,423	282,300
Equipment	9,449	9,307	8,456	27,523	24,090
Operating lease equipment depreciation	3,605	3,385	431	9,040	547
Occupancy, net	12,767	11,943	12,066	36,658	35,818
Data processing	7,432	7,138	8,127	21,089	19,656
Advertising and marketing	7,365	6,941	6,237	18,085	16,550
Professional fees	5,508	5,419	4,100	14,986	13,838
Amortization of other intangible assets	1,085	1,248	1,350	3,631	3,297
FDIC insurance	3,686	4,040	3,035	11,339	9,069
OREO expense, net	1,436	1,348	(367)	3,344	1,885
Other	20,564	19,306	18,790	55,196	54,539
Total non-interest expense	176,615	170,969	159,974	501,314	461,589
Income before taxes	85,054	79,971	62,197	243,522	195,358
Income tax expense	31,939	29,930	23,842	91,255	74,120
Net income	$53,115	$50,041	$38,355	$152,267	$121,238
Preferred stock dividends and discount accretion	3,628	3,628	4,079	10,884	7,240
Net income applicable to common shares	$49,487	$46,413	$34,276	$141,383	$113,998
Net income per common share - Basic	$0.96	$0.94	$0.71	$2.84	$2.39
Net income per common share - Diluted	$0.92	$0.90	$0.69	$2.72	$2.29
Cash dividends declared per common share	$0.12	$0.12	$0.11	$0.36	$0.33
Weighted average common shares outstanding	51,679	49,140	48,158	49,763	47,658
Dilutive potential common shares	4,047	3,965	4,049	3,931	4,141
Average common shares and dilutive common shares	55,726	53,105	52,207	53,694	51,799

EARNINGS PER SHARE

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended			Nine Months Ended
(In thousands, except per share data)		September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income		$53,115	$50,041	$38,355	$152,267	$121,238
Less: Preferred stock dividends and discount accretion		3,628	3,628	4,079	10,884	7,240
Net income applicable to common shares—Basic	(A)	49,487	46,413	34,276	141,383	113,998
Add: Dividends on convertible preferred stock, if dilutive		1,578	1,578	1,579	4,735	4,740
Net income applicable to common shares—Diluted	(B)	51,065	47,991	35,855	146,118	118,738
Weighted average common shares outstanding	(C)	51,679	49,140	48,158	49,763	47,658
Effect of dilutive potential common shares:
Common stock equivalents		938	856	978	822	1,070
Convertible preferred stock, if dilutive		3,109	3,109	3,071	3,109	3,071
Weighted average common shares and effect of dilutive potential common shares	(D)	55,726	53,105	52,207	53,694	51,799
Net income per common share:
Basic	(A/C)	$0.96	$0.94	$0.71	$2.84	$2.39
Diluted	(B/D)	$0.92	$0.90	$0.69	$2.72	$2.29

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share, net income applicable to common shares is not adjusted by the associated preferred dividends.

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars and shares in thousands)	2016	2016	2016	2015	2015	2016	2015
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$208,149	$197,064	$192,231	$187,487	$185,379	$597,444	$530,977
Taxable-equivalent adjustment:
- Loans	584	523	509	430	346	1,616	1,001
- Liquidity Management Assets	963	932	920	866	841	2,815	2,355
- Other Earning Assets	9	8	6	13	10	23	44
(B) Interest Income - FTE	$209,705	$198,527	$193,666	$188,796	$186,576	$601,898	$534,377
(C) Interest Expense (GAAP)	23,513	21,794	20,722	20,281	19,839	66,029	56,654
(D) Net Interest Income - FTE (B minus C)	$186,192	$176,733	$172,944	$168,515	$166,737	$535,869	$477,723
(E) Net Interest Income (GAAP) (A minus C)	$184,636	$175,270	$171,509	$167,206	$165,540	$531,415	$474,323
Net interest margin (GAAP-derived)	3.21%	3.24%	3.29%	3.26%	3.31%	3.25%	3.36%
Net interest margin - FTE	3.24%	3.27%	3.32%	3.29%	3.33%	3.27%	3.39%
(F) Non-interest income	$86,604	$84,799	$68,752	$65,090	$64,953	$240,155	$206,507
(G) Gains (losses) on investment securities, net	3,305	1,440	1,325	(79)	(98)	6,070	402
(H) Non-interest expense	176,615	170,969	153,730	166,829	159,974	501,314	461,589
Efficiency ratio (H/(E+F-G))	65.92%	66.11%	64.34%	71.79%	69.38%	65.49%	67.84%
Efficiency ratio - FTE (H/(D+F-G))	65.54%	65.73%	63.96%	71.39%	69.02%	65.11%	67.50%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$2,674,474	$2,623,595	$2,418,442	$2,352,274	$2,335,736
(I) Less: Convertible preferred stock	(126,257)	(126,257)	(126,257)	(126,287)	(126,312)
Less: Non-convertible preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)
Less: Intangible assets	(506,674)	(507,916)	(508,005)	(495,970)	(497,699)
(J) Total tangible common shareholders’ equity	$1,916,543	$1,864,422	$1,659,180	$1,605,017	$1,586,725
Total assets	$25,321,759	$24,420,616	$23,488,168	$22,909,348	$22,035,216
Less: Intangible assets	(506,674)	(507,916)	(508,005)	(495,970)	(497,699)
(K) Total tangible assets	$24,815,085	$23,912,700	$22,980,163	$22,413,378	$21,537,517
Tangible common equity ratio (J/K)	7.7%	7.8%	7.2%	7.2%	7.4%
Tangible common equity ratio, assuming full conversion of convertible preferred stock ((J-I)/K)	8.2%	8.3%	7.8%	7.7%	8.0%
Calculation of book value per share
Total shareholders’ equity	$2,674,474	$2,623,595	$2,418,442	$2,352,274	$2,335,736
Less: Preferred stock	(251,257)	(251,257)	(251,257)	(251,287)	(251,312)
(L) Total common equity	$2,423,217	$2,372,338	$2,167,185	$2,100,987	$2,084,424
(M) Actual common shares outstanding	51,715	51,619	48,519	48,383	48,337
Book value per common share (L/M)	$46.86	$45.96	$44.67	$43.42	$43.12
Tangible common book value per share (J/M)	$37.06	$36.12	$34.20	$33.17	$32.83

Calculation of return on average common equity
(N) Net income applicable to common shares	49,487	46,413	45,483	31,883	34,276	141,383	113,998
Add: After-tax intangible asset amortization	677	781	812	834	833	2,270	2,046
(O) Tangible net income applicable to common shares	50,164	47,194	46,295	32,717	35,109	143,653	116,044
Total average shareholders' equity	2,651,684	2,465,732	2,389,770	2,347,545	2,310,511	2,502,940	2,194,384
Less: Average preferred stock	(251,257)	(251,257)	(251,262)	(251,293)	(251,312)	(251,259)	(171,238)
(P) Total average common shareholders' equity	2,400,427	2,214,475	2,138,508	2,096,252	2,059,199	2,251,681	2,023,146
Less: Average intangible assets	(508,812)	(507,439)	(495,594)	(497,199)	(490,583)	(503,966)	(455,787)
(Q) Total average tangible common shareholders’ equity	1,891,615	1,707,036	1,642,914	1,599,053	1,568,616	1,747,715	1,567,359
Return on average common equity, annualized (N/P)	8.20%	8.43%	8.55%	6.03%	6.60%	8.39%	7.53%
Return on average tangible common equity, annualized (O/Q)	10.55%	11.12%	11.33%	8.12%	8.88%	10.98%	9.90%

LOANS

Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	September 30, 2016	December 31, 2015	September 30, 2015	From (1) December 31, 2015	From September 30, 2015
Balance:
Commercial	$5,951,544	$4,713,909	$4,400,185	35%	35%
Commercial real estate	5,908,684	5,529,289	5,307,566	9	11
Home equity	742,868	784,675	797,465	(7)	(7)
Residential real estate	663,598	607,451	571,743	12	16
Premium finance receivables - commercial	2,430,233	2,374,921	2,407,075	3	1
Premium finance receivables - life insurance	3,283,359	2,961,496	2,700,275	15	22
Consumer and other	120,975	146,376	131,902	(23)	(8)
Total loans, net of unearned income, excluding covered loans	$19,101,261	$17,118,117	$16,316,211	15%	17%
Covered loans	95,940	148,673	168,609	(47)	(43)
Total loans, net of unearned income	$19,197,201	$17,266,790	$16,484,820	15%	16%
Mix:
Commercial	31%	27%	27%
Commercial real estate	31	32	32
Home equity	4	5	5
Residential real estate	3	3	3
Premium finance receivables - commercial	13	14	15
Premium finance receivables - life insurance	17	17	16
Consumer and other	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	99%	99%
Covered loans	—	1	1
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

Commercial and Commercial Real Estate Loan Portfolios

As of September 30, 2016		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial, industrial and other	$3,605,516	30.4%	$15,809	$—	$29,087
Franchise	874,745	7.4	—	—	3,357
Mortgage warehouse lines of credit	309,632	2.6	—	—	2,241
Asset-based lending	845,719	7.2	234	—	6,728
Leases	299,953	2.5	375	—	893
PCI - commercial loans (1)	15,979	0.1	—	1,783	732
Total commercial	$5,951,544	50.2%	$16,418	$1,783	$43,038
Commercial Real Estate:
Construction	$451,477	3.8%	$400	$—	$4,778
Land	107,701	0.9	1,208	—	3,577
Office	884,082	7.5	3,609	—	6,003
Industrial	767,504	6.5	9,967	—	6,353
Retail	895,341	7.5	909	—	6,063
Multi-family	794,955	6.7	90	—	7,966
Mixed use and other	1,851,507	15.6	6,442	—	13,586
PCI - commercial real estate (1)	156,117	1.3	—	21,433	22
Total commercial real estate	$5,908,684	49.8%	$22,625	$21,433	$48,348
Total commercial and commercial real estate	$11,860,228	100.0%	$39,043	$23,216	$91,386

Commercial real estate - collateral location by state:
Illinois	$4,652,758	78.8%
Wisconsin	646,116	10.9
Total primary markets	$5,298,874	89.7%
Indiana	111,206	1.9
Florida	77,836	1.3
Arizona	45,620	0.8
California	38,195	0.6
Other (no individual state greater than 0.7%)	336,953	5.7
Total	$5,908,684	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS

Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	September 30, 2016	December 31, 2015	September 30, 2015	From (1) December 31, 2015	From September 30, 2015
Balance:
Non-interest bearing	$5,711,042	$4,836,420	$4,705,994	24%	21%
NOW and interest bearing demand deposits	2,552,611	2,390,217	2,231,258	9	14
Wealth management deposits (2)	2,283,233	1,643,653	1,469,920	52	55
Money market	4,421,631	4,041,300	4,001,518	13	10
Savings	1,977,661	1,723,367	1,684,007	20	17
Time certificates of deposit	4,201,477	4,004,677	4,135,772	7	2
Total deposits	$21,147,655	$18,639,634	$18,228,469	18%	16%
Mix:
Non-interest bearing	27%	26%	26%
NOW and interest bearing demand deposits	12	13	12
Wealth management deposits (2)	11	9	8
Money market	21	22	22
Savings	9	9	9
Time certificates of deposit	20	21	23
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of September 30, 2016

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$—	$53,575	$138,228	$697,340	$889,143	0.62%
4-6 months	—	33,497	—	655,169	688,666	0.72%
7-9 months	43,570	24,529	—	503,267	571,366	0.75%
10-12 months	531	21,464	—	530,905	552,900	0.81%
13-18 months	2,744	16,479	—	1,016,558	1,035,781	1.10%
19-24 months	3,021	8,259	—	162,251	173,531	0.91%
24+ months	1,249	13,232	—	275,609	290,090	1.29%
Total	$51,115	$171,035	$138,228	$3,841,099	$4,201,477	0.86%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the third quarter of 2016 compared to the second quarter of 2016 (sequential quarters) and third quarter of 2015 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	June 30, 2016	September 30, 2015
Liquidity management assets(1) (2)(7)	$3,671,577	$3,413,113	$3,140,782	$18,710	$19,236	$18,165	2.03%	2.27%	2.29%
Other earning assets(2)(3)(7)	29,875	29,759	30,990	222	238	234	2.96	3.21	3.00
Loans, net of unearned income (2)(4)(7)	19,071,621	18,204,552	16,509,001	189,637	177,571	165,572	3.96	3.92	3.98
Covered loans	101,570	109,533	174,768	1,136	1,482	2,605	4.45	5.44	5.91
Total earning assets(7)	$22,874,643	$21,756,957	$19,855,541	$209,705	$198,527	$186,576	3.65%	3.67%	3.73%
Allowance for loan and covered loan losses	(121,156)	(116,984)	(106,091)
Cash and due from banks	240,239	272,935	251,289
Other assets	1,885,526	1,841,847	1,678,323
Total assets	$24,879,252	$23,754,755	$21,679,062

Interest-bearing deposits	$15,117,102	$14,065,995	$13,489,651	$15,621	$13,594	$12,436	0.41%	0.39%	0.37%
Federal Home Loan Bank advances	459,198	946,081	394,666	2,577	2,984	2,458	2.23	1.27	2.47
Other borrowings	249,307	248,233	272,549	1,137	1,086	1,045	1.81	1.76	1.52
Subordinated notes	138,925	138,898	138,825	1,778	1,777	1,776	5.12	5.12	5.12
Junior subordinated debentures	253,566	253,566	264,974	2,400	2,353	2,124	3.70	3.67	3.14
Total interest-bearing liabilities	$16,218,098	$15,652,773	$14,560,665	$23,513	$21,794	$19,839	0.58%	0.56%	0.54%
Non-interest bearing deposits	5,566,983	5,223,384	4,473,632
Other liabilities	442,487	412,866	334,254
Equity	2,651,684	2,465,732	2,310,511
Total liabilities and shareholders’ equity	$24,879,252	$23,754,755	$21,679,062
Interest rate spread(5)(7)							3.07%	3.11%	3.19%
Less: Fully tax-equivalent adjustment				(1,556)	(1,463)	(1,197)	(0.03)	(0.03)	(0.02)
Net free funds/contribution(6)	$6,656,545	$6,104,184	$5,294,876				0.17	0.16	0.14
Net interest income/ margin(7) (GAAP)				$184,636	$175,270	$165,540	3.21%	3.24%	3.31%
Fully tax-equivalent adjustment				1,556	1,463	1,197	0.03	0.03	0.02
Net interest income/ margin - FTE (7)				$186,192	$176,733	$166,737	3.24%	3.27%	3.33%

(1)	Liquidity management assets include available-for-sale and held-to-maturity securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and available-for-sale securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015 were $1.6 million, $1.5 million and $1.2 million, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the third quarter of 2016, net interest income totaled $184.6 million, an increase of $9.4 million as compared to the second quarter of 2016 and an increase of $19.1 million as compared to the third quarter of 2015. Net interest margin was 3.21% (3.24% on a fully tax-equivalent basis) during the third quarter of 2016 compared to 3.24% (3.27% on a fully tax-equivalent basis) during the second quarter of 2016 and 3.31% (3.33% on a fully tax-equivalent basis) during the third quarter of 2015. The reduction in net interest margin compared to the second quarter of 2016 is primarily the result of a decline in yields on mortgage-backed securities.

The following table presents a summary of Wintrust's average balances, net interest income and related interest margins, calculated on a fully tax-equivalent basis, for the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015:

	Average Balance for nine months ended,		Interest for nine months ended,		Yield/Rate for nine months ended,
(Dollars in thousands)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Liquidity management assets(1)(2)(7)	$3,462,375	$2,907,284	$57,740	$50,328	2.23%	2.31%
Other earning assets(2)(3)(7)	29,457	30,286	696	718	3.16	3.17
Loans, net of unearned income(2)(4)(7)	18,264,545	15,730,009	538,833	473,857	3.94	4.03
Covered loans	117,427	197,069	4,629	9,474	5.27	6.43
Total earning assets(7)	$21,873,804	$18,864,648	$601,898	$534,377	3.68%	3.79%
Allowance for loan and covered loan losses	(116,739)	(101,440)
Cash and due from banks	257,443	245,745
Other assets	1,834,904	1,577,971
Total assets	$23,849,412	$20,586,924

Interest-bearing deposits	$14,303,125	$13,158,498	$41,996	$36,246	0.39%	0.37%
Federal Home Loan Bank advances	742,423	360,470	8,447	6,426	1.52	2.38
Other borrowings	251,633	220,478	3,281	2,620	1.74	1.59
Subordinated notes	138,898	138,799	5,332	5,328	5.12	5.12
Junior subordinated debentures	254,935	254,710	6,973	6,034	3.59	3.12
Total interest-bearing liabilities	$15,691,014	$14,132,955	$66,029	$56,654	0.56%	0.54%
Non-interest bearing deposits	5,244,552	3,931,194
Other liabilities	410,906	328,391
Equity	2,502,940	2,194,384
Total liabilities and shareholders’ equity	$23,849,412	$20,586,924
Interest rate spread(5)(7)					3.12%	3.25%
Less: Fully tax-equivalent adjustment			(4,454)	(3,400)	(0.02)	(0.03)
Net free funds/contribution(6)	$6,182,790	$4,731,693			0.15	0.14
Net interest income/ margin(7) (GAAP)			$531,415	$474,323	3.25%	3.36%
Fully tax-equivalent adjustment			4,454	3,400	0.02	0.03
Net interest income/ margin - FTE (7)			$535,869	$477,723	3.27%	3.39%

(1)	Liquidity management assets include available-for-sale and held-to-maturity securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and available-for-sale securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the nine months ended September 30, 2016 and September 30, 2015 were $4.5 million and $3.4 million respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the first nine months of 2016, net interest income totaled $531.4 million, an increase of $57.1 million as compared to the first nine months of 2015. Net interest margin was 3.25% (3.27% on a fully tax-equivalent basis) for the first nine months of 2016 compared to 3.36% (3.39% on a fully tax-equivalent basis) for the same period of 2015. The reduction in net interest margin compared to the first nine months of 2015 is primarily the result of a decline in loan yields, including less accretion recognized on purchased loans, and an increase on the rate of interest bearing liabilities.

Interest Rate Sensitivity

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario at September 30, 2016, June 30, 2016 and September 30, 2015 is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
September 30, 2016	19.6%	10.1%	(10.4)%
June 30, 2016	16.9%	8.9%	(8.9)%
September 30, 2015	15.6%	8.0%	(11.1)%

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
September 30, 2016	7.8%	3.9%	(4.1)%
June 30, 2016	7.0%	3.5%	(3.7)%
September 30, 2015	6.7%	3.6%	(4.0)%

These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e., 200 basis points) and immediate (Static Shock Scenario).

NON-INTEREST INCOME

The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	September 30,	June 30,	September 30,	Q3 2016 compared to Q2 2016		Q3 2016 compared to Q3 2015
(Dollars in thousands)	2016	2016	2015	$ Change	% Change	$ Change	% Change
Brokerage	$6,752	$6,302	$6,579	$450	7%	$173	3%
Trust and asset management	12,582	12,550	11,664	32	—	918	8
Total wealth management	19,334	18,852	18,243	482	3	1,091	6
Mortgage banking	34,712	36,807	27,887	(2,095)	(6)	6,825	24
Service charges on deposit accounts	8,024	7,726	7,403	298	4	621	8
Gains (losses) on investment securities, net	3,305	1,440	(98)	1,865	NM	3,403	NM
Fees from covered call options	3,633	4,649	2,810	(1,016)	(22)	823	29
Trading losses, net	(432)	(316)	(135)	(116)	37	(297)	NM
Operating lease income, net	4,459	4,005	613	454	11	3,846	NM
Other:
Interest rate swap fees	2,881	1,835	2,606	1,046	57	275	11
BOLI	884	1,257	212	(373)	(30)	672	NM
Administrative services	1,151	1,074	1,072	77	7	79	7
Gain on extinguishment of debt	—	—	—	—	NM	—	NM
Miscellaneous	8,653	7,470	4,340	1,183	16	4,313	99
Total Other	13,569	11,636	8,230	1,933	17	5,339	65
Total Non-Interest Income	$86,604	$84,799	$64,953	$1,805	2%	$21,651	33%
NM - Not Meaningful

	Nine Months Ended
	September 30,	September 30,	$	%
(Dollars in thousands)	2016	2015	Change	Change
Brokerage	$19,111	$20,181	$(1,070)	(5)%
Trust and asset management	37,395	34,638	2,757	8
Total wealth management	56,506	54,819	1,687	3
Mortgage banking	93,254	91,694	1,560	2
Service charges on deposit accounts	23,156	20,174	2,982	15
Gains on investment securities, net	6,070	402	5,668	NM
Fees from covered call options	9,994	11,735	(1,741)	(15)
Trading losses, net	(916)	(452)	(464)	NM
Operating lease income, net	11,270	755	10,515	NM
Other:
Interest rate swap fees	9,154	7,144	2,010	28
BOLI	2,613	3,158	(545)	(17)
Administrative services	3,294	3,151	143	5
Gain on extinguishment of debt	4,305	—	4,305	NM
Miscellaneous	21,455	13,927	7,528	54
Total Other	40,821	27,380	13,441	49
Total Non-Interest Income	$240,155	$206,507	$33,648	16%
NM - Not Meaningful

Notable contributions to the change in non-interest income are as follows:

The increase in wealth management revenue during the current period as compared to the second quarter of 2016 and third quarter of 2015 is primarily attributable to growth in assets under management due to new customers. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, managed money fees and insurance product commissions at Wayne Hummer Investments.

The decrease in mortgage banking revenue in the current quarter as compared to the most recent quarter resulted primarily from a $2.5 million negative fair value adjustment on mortgage servicing rights assets ("MSRs") during the period as a result of actual prepayments in the third quarter of 2016 and higher projected prepayment speeds. Mortgage loans originated or purchased for sale remained steady during the period totaling $1.3 billion in the current quarter as compared to $1.2 billion in the second quarter of 2016 and $973.7 million in the third quarter of 2015. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market. Mortgage revenue is also impacted by changes in the fair value of MSRs as the Company does not hedge this change in fair value. The Company typically originates mortgage loans held-for-sale with associated MSRs either retained or released. The Company records MSRs at fair value on a recurring basis. The table below presents additional selected information regarding mortgage banking revenue for the respective periods.

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Retail originations	$1,138,571	1,135,082	$900,302	$2,978,643	$2,906,508
Correspondent originations	121,007	77,160	73,362	229,825	188,393
(A) Total originations	$1,259,578	1,212,242	$973,664	$3,208,468	$3,094,901

Purchases as a percentage of originations	57%	65%	72%	60%	60%
Refinances as a percentage of originations	43	35	28	40	40
Total	100%	100%	100%	100%	100%

(B) Production revenue (1)	$32,889	$32,221	$27,211	$85,040	$90,640
Production margin (B / A)	2.61%	2.66%	2.79%	2.65%	2.93%

Loans serviced for others (C)	$1,508,469	$1,250,062	$853,286
MSRs, at fair value (D)	13,901	13,382	7,875
Percentage of mortgage servicing rights to loans serviced for others (D/C)	0.92%	1.07%	0.92%

(1)
Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation.

The increase in service charges on deposit accounts in the current quarter is mostly a result of higher account analysis fees on deposit accounts which have increased as a result of the Company's commercial banking initiative as well as additional service charges on deposit accounts from acquired institutions.

The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has effectively entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance. Fees from covered call options decreased in the current quarter compared to the second quarter of 2016 primarily as a result of selling call options against a smaller value of underlying securities resulting in lower premiums received by the Company. There were no outstanding call option contracts at September 30, 2016, June 30, 2016 and September 30, 2015.

The increase in operating lease income in the current quarter compared to the prior period quarters is primarily related to growth in business from the Company's leasing divisions.

The increase in other non-interest income in the current quarter as compared to the second quarter of 2016 is primarily due to higher swap fee revenues resulting from interest rate hedging transactions related to both customer-based trades and the related matched trades with inter-bank dealer counterparties and gains recognized on the purchase and sale of certain assets, partially offset by lower income on bank-owned life insurance.

NON-INTEREST EXPENSE

The following table presents non-interest expense by category for the periods present:

	Three Months Ended
	September 30,	June 30,	September 30,	Q3 2016 compared to Q2 2016		Q3 2016 compared to Q3 2015
(Dollars in thousands)	2016	2016	2015	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$54,309	$52,924	$53,028	$1,385	3%	$1,281	2%
Commissions and incentive compensation	33,740	32,531	30,035	1,209	4	3,705	12
Benefits	15,669	15,439	14,686	230	1	983	7
Total salaries and employee benefits	103,718	100,894	97,749	2,824	3	5,969	6
Equipment	9,449	9,307	8,456	142	2	993	12
Operating lease equipment depreciation	3,605	3,385	431	220	6	3,174	NM
Occupancy, net	12,767	11,943	12,066	824	7	701	6
Data processing	7,432	7,138	8,127	294	4	(695)	(9)
Advertising and marketing	7,365	6,941	6,237	424	6	1,128	18
Professional fees	5,508	5,419	4,100	89	2	1,408	34
Amortization of other intangible assets	1,085	1,248	1,350	(163)	(13)	(265)	(20)
FDIC insurance	3,686	4,040	3,035	(354)	(9)	651	21
OREO expense, net	1,436	1,348	(367)	88	7	1,803	NM
Other:
Commissions - 3rd party brokers	1,362	1,324	1,364	38	3	(2)	—
Postage	1,889	2,038	1,927	(149)	(7)	(38)	(2)
Miscellaneous	17,313	15,944	15,499	1,369	9	1,814	12
Total other	20,564	19,306	18,790	1,258	7	1,774	9
Total Non-Interest Expense	$176,615	$170,969	$159,974	$5,646	3%	$16,641	10%
NM - Not Meaningful

	Nine Months Ended
	September 30,	September 30,	$	%
(Dollars in thousands)	2016	2015	Change	Change
Salaries and employee benefits:
Salaries	$157,515	$146,493	$11,022	8%
Commissions and incentive compensation	92,646	88,916	3,730	4
Benefits	50,262	46,891	3,371	7
Total salaries and employee benefits	300,423	282,300	18,123	6
Equipment	27,523	24,090	3,433	14
Operating lease equipment depreciation	9,040	547	8,493	NM
Occupancy, net	36,658	35,818	840	2
Data processing	21,089	19,656	1,433	7
Advertising and marketing	18,085	16,550	1,535	9
Professional fees	14,986	13,838	1,148	8
Amortization of other intangible assets	3,631	3,297	334	10
FDIC insurance	11,339	9,069	2,270	25
OREO expense, net	3,344	1,885	1,459	77
Other:
Commissions - 3rd party brokers	3,996	4,153	(157)	(4)
Postage	5,229	5,138	91	2
Miscellaneous	45,971	45,248	723	2
Total other	55,196	54,539	657	1
Total Non-Interest Expense	$501,314	$461,589	$39,725	9%
NM - Not Meaningful

Notable contributions to the change in non-interest expense are as follows:

Salaries and employee benefits expense increased in the current quarter compared to the second quarter of 2016 primarily as a result of increased staffing as the Company grows and higher commissions and incentive compensation on variable pay based arrangements. Salaries and employee benefits expense increased in the current quarter compared to the third quarter of 2015 primarily as a result of the addition of employees from acquisitions, increased staffing as the Company grows, higher commissions and incentive compensation on variable pay based arrangements and an increase in employee benefits (primarily payroll tax related).

The increase in advertising and marketing expenses during the current quarter compared to the second quarter of 2016 is primarily related to higher expenses from mass market media promotions. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities, the Company's various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company's non-bank businesses. The level of marketing expenditures depends on the type of marketing programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

The increase in miscellaneous expenses in the current quarter as compared to the second quarter of 2016 is primarily a result of a $1.8 million charge related to outstanding legal disputes recognized during the period, including a $1.5 million adverse arbitration award relating to a previously disclosed claim arising out of the hiring of a wealth management financial advisor by Wayne Hummer Investments LLC. Miscellaneous expense includes such items as ATM expenses, correspondent bank charges, directors' fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses, operating losses and lending origination costs that are not deferred.

ASSET QUALITY
Allowance for Credit Losses, excluding covered loans

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2016	2016	2015	2016	2015
Allowance for loan losses at beginning of period	$114,356	$110,171	$100,204	$105,400	$91,705
Provision for credit losses	9,741	9,269	8,665	27,433	24,551
Other adjustments	(112)	(134)	(153)	(324)	(494)
Reclassification (to) from allowance for unfunded lending-related commitments	(579)	(40)	(42)	(700)	(151)
Charge-offs:
Commercial	3,469	721	964	4,861	2,884
Commercial real estate	382	502	1,948	1,555	3,809
Home equity	574	2,046	1,116	3,672	3,547
Residential real estate	134	693	1,138	1,320	2,692
Premium finance receivables - commercial	1,959	1,911	1,595	6,350	4,384
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	389	224	116	720	342
Total charge-offs	6,907	6,097	6,877	18,478	17,658
Recoveries:
Commercial	176	121	462	926	1,117
Commercial real estate	364	296	213	1,029	2,349
Home equity	65	71	42	184	129
Residential real estate	61	31	136	204	228
Premium finance receivables - commercial	456	633	278	1,876	1,065
Premium finance receivables - life insurance	—	—	16	—	16
Consumer and other	72	35	52	143	139
Total recoveries	1,194	1,187	1,199	4,362	5,043
Net charge-offs	(5,713)	(4,910)	(5,678)	(14,116)	(12,615)
Allowance for loan losses at period end	$117,693	$114,356	$102,996	$117,693	$102,996
Allowance for unfunded lending-related commitments at period end	1,648	1,070	926	1,648	926
Allowance for credit losses at period end	$119,341	$115,426	$103,922	$119,341	$103,922
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.24%	0.05%	0.05%	0.10%	0.06%
Commercial real estate	0.00	0.01	0.13	0.01	0.04
Home equity	0.27	1.03	0.55	0.61	0.62
Residential real estate	0.03	0.26	0.42	0.14	0.37
Premium finance receivables - commercial	0.24	0.21	0.21	0.25	0.18
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.92	0.57	0.17	0.56	0.17
Total loans, net of unearned income, excluding covered loans	0.12%	0.11%	0.14%	0.10%	0.11%
Net charge-offs as a percentage of the provision for credit losses	58.65%	52.97%	65.53%	51.46%	51.39%
Loans at period-end, excluding covered loans	$19,101,261	$18,174,655	$16,316,211
Allowance for loan losses as a percentage of loans at period end	0.62%	0.63%	0.63%
Allowance for credit losses as a percentage of loans at period end	0.62%	0.64%	0.64%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).

Net charge-offs as a percentage of loans, excluding covered loans, for the third quarter of 2016 totaled 12 basis points on an annualized basis compared to 11 basis points on an annualized basis in the second quarter of 2016 and 14 basis points on an annualized basis in the third quarter of 2015. Net charge-offs totaled $5.7 million in the third quarter of 2016, an $803,000 increase from $4.9 million in the second quarter of 2016 and remained steady when compared to the third quarter of 2015.

The provision for credit losses, excluding the provision for covered loan losses, totaled $9.7 million for the third quarter of 2016 compared to $9.3 million for the second quarter of 2016 and $8.7 million for the third quarter of 2015. The higher provision for credit losses in the third quarter of 2016 compared to the second quarter of 2016 was partly due to loan growth, excluding covered loans and mortgage loans held-for-sale, during the third quarter of 2016.

Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans, and other factors.

The Company also provides a provision for covered loan losses on covered loans and maintains an allowance for covered loan losses on covered loans. Please see “Covered Assets” later in this document for more detail.

The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2016	2016	2015	2016	2015
Provision for loan losses	$9,162	$9,229	$8,623	$26,733	$24,400
Provision for unfunded lending-related commitments	579	40	42	700	151
Provision for covered loan losses	(170)	(140)	(343)	(699)	(668)
Provision for credit losses	$9,571	$9,129	$8,322	$26,734	$23,883

			Period End
			September 30,	June 30,	September 30,
			2016	2016	2015
Allowance for loan losses			$117,693	$114,356	$102,996
Allowance for unfunded lending-related commitments			1,648	1,070	926
Allowance for covered loan losses			1,422	2,412	2,918
Allowance for credit losses			$120,763	$117,838	$106,840

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio as of September 30, 2016 and June 30, 2016.

	As of September 30, 2016
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$3,111,891	$26,440	0.85%
Asset-based lending	844,357	6,728	0.80
Tax exempt	316,343	2,229	0.70
Leases	299,534	893	0.30
Commercial real estate:(1)
Residential construction	64,986	736	1.13
Commercial construction	386,275	4,042	1.05
Land	103,109	3,577	3.47
Office	834,123	6,002	0.72
Industrial	719,470	6,349	0.88
Retail	834,507	6,045	0.72
Multi-family	752,106	7,956	1.06
Mixed use and other	1,731,583	13,545	0.78
Home equity(1)	664,811	11,678	1.76
Residential real estate(1)	615,312	6,027	0.98
Total core loan portfolio	$11,278,407	$102,247	0.91%
Commercial:
Franchise	$334,910	$3,357	1.00%
Mortgage warehouse lines of credit	309,632	2,241	0.72
Community Advantage - homeowner associations	141,351	353	0.25
Aircraft	4,498	53	1.18
Purchased non-covered commercial loans (2)	589,028	744	0.13
Commercial real estate:
Purchased non-covered commercial real estate (2)	482,525	96	0.02
Purchased non-covered home equity (2)	78,057	6	0.01
Purchased non-covered residential real estate (2)	48,286	76	0.16
Premium finance receivables
U.S. commercial insurance loans	2,139,966	5,416	0.25
Canada commercial insurance loans (2)	290,267	554	0.19
Life insurance loans (1)	3,020,472	1,305	0.04
Purchased life insurance loans (2)	262,887	—	—
Consumer and other (1)	117,897	1,244	1.06
Purchased non-covered consumer and other (2)	3,078	1	0.03
Total consumer, niche and purchased loan portfolio	$7,822,854	$15,446	0.20%
Total loans, net of unearned income, excluding covered loans	$19,101,261	$117,693	0.62%
Non-accretable credit discounts on purchased loans reported in accordance with ASC 310-30, excluding covered loans		$20,940
Total allowance for loan losses and non-accretable credit discounts on purchased loans, excluding covered loans		$138,633	0.72%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of June 30, 2016
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$2,986,178	$26,037	0.87%
Asset-based lending	841,028	6,735	0.80
Tax exempt	288,091	2,027	0.70
Leases	267,686	807	0.30
Commercial real estate:(1)
Residential construction	67,006	768	1.15
Commercial construction	336,486	3,551	1.06
Land	100,187	3,455	3.45
Office	856,193	6,099	0.71
Industrial	717,313	6,439	0.90
Retail	830,284	6,040	0.73
Multi-family	732,449	7,736	1.06
Mixed use and other	1,678,829	12,622	0.75
Home equity(1)	673,741	11,367	1.69
Residential real estate(1)	599,262	5,333	0.89
Total core loan portfolio	$10,974,733	$99,016	0.90%
Commercial:
Franchise	$289,905	$3,337	1.15%
Mortgage warehouse lines of credit	270,586	1,976	0.73
Community Advantage - homeowner associations	134,273	3	0.00
Aircraft	4,597	54	1.17
Purchased non-covered commercial loans (2)	62,189	678	1.09
Commercial real estate:
Purchased non-covered commercial real estate (2)	529,587	114	0.02
Purchased non-covered home equity (2)	87,163	16	0.02
Purchased non-covered residential real estate (2)	54,402	72	0.13
Premium finance receivables
U.S. commercial insurance loans	2,181,222	5,776	0.26
Canada commercial insurance loans (2)	297,058	598	0.20
Life insurance loans (1)	2,869,960	1,440	0.05
Purchased life insurance loans (2)	291,602	—	—
Consumer and other (1)	123,944	1,275	1.03
Purchased non-covered consumer and other (2)	3,434	1	0.03
Total consumer, niche and purchased loan portfolio	$7,199,922	$15,340	0.21%
Total loans, net of unearned income, excluding covered loans	$18,174,655	$114,356	0.63%
Non-accretable credit discounts on purchased loans reported in accordance with ASC 310-30, excluding covered loans		$27,039
Total allowance for loan losses and non-accretable credit discounts on purchased loans, excluding covered loans		$141,395	0.78%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of the regular quarterly review performed by management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the previous pages as of September 30, 2016 and June 30, 2016.

The increase in the allowance for loan losses to core loans in the third quarter of 2016 compared to the second quarter of 2016 was attributable to $303.7 million core loan portfolio growth.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. In accordance with accounting guidance, credit deterioration on purchased loans is recorded as a credit discount at the time of purchase instead of as an increase to the allowance for loan losses. For analysis purposes, the Company has combined the non-accretable credit discounts recorded on purchased loans with the total allowance for loan losses in the previous tables to present the total credit reserves available on its loan portfolio. The total allowance for loan losses and non-accretable credit discounts on purchased loans was 0.72% of the total loan portfolio as of September 30, 2016 and 0.78% of the total loan portfolio as of June 30, 2016.

The tables below show the aging of the Company’s loan portfolio at September 30, 2016 and June 30, 2016:

		90+ days	60-89	30-59
As of September 30, 2016		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial, industrial and other	$15,809	$—	$7,324	$8,987	$3,573,396	$3,605,516
Franchise	—	—	458	1,626	872,661	874,745
Mortgage warehouse lines of credit	—	—	—	—	309,632	309,632
Asset-based lending	234	—	3,772	3,741	837,972	845,719
Leases	375	—	239	—	299,339	299,953
PCI - commercial (1)	—	1,783	—	1,036	13,160	15,979
Total commercial	16,418	1,783	11,793	15,390	5,906,160	5,951,544
Commercial real estate
Construction	400	—	—	3,775	447,302	451,477
Land	1,208	—	787	300	105,406	107,701
Office	3,609	—	6,457	8,062	865,954	884,082
Industrial	9,967	—	940	2,961	753,636	767,504
Retail	909	—	1,340	8,723	884,369	895,341
Multi-family	90	—	3,051	2,169	789,645	794,955
Mixed use and other	6,442	—	2,157	5,184	1,837,724	1,851,507
PCI - commercial real estate (1)	—	21,433	1,509	4,066	129,109	156,117
Total commercial real estate	22,625	21,433	16,241	35,240	5,813,145	5,908,684
Home equity	9,309	—	1,728	3,842	727,989	742,868
Residential real estate, including PCI	12,205	1,496	2,232	1,088	646,577	663,598
Premium finance receivables
Commercial insurance loans	14,214	7,754	6,968	10,291	2,391,006	2,430,233
Life insurance loans	—	—	9,960	3,717	3,006,795	3,020,472
PCI - life insurance loans (1)	—	—	—	—	262,887	262,887
Consumer and other, including PCI	543	124	204	871	119,233	120,975
Total loans, net of unearned income, excluding covered loans	$75,314	$32,590	$49,126	$70,439	$18,873,792	$19,101,261
Covered loans	2,331	4,806	1,545	2,456	84,802	95,940
Total loans, net of unearned income	$77,645	$37,396	$50,671	$72,895	$18,958,594	$19,197,201

As of September 30, 2016 Aging as a % of Loan Balance	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial, industrial and other	0.4%	—%	0.2%	0.2%	99.2%	100.0%
Franchise	—	—	0.1	0.2	99.7	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Asset-based lending	—	—	0.4	0.4	99.2	100.0
Leases	0.1	—	0.1	—	99.8	100.0
PCI - commercial(1)	—	11.2	—	6.5	82.3	100.0
Total commercial	0.3	—	0.2	0.3	99.2	100.0
Commercial real estate
Construction	0.1	—	—	0.8	99.1	100.0
Land	1.1	—	0.7	0.3	97.9	100.0
Office	0.4	—	0.7	0.9	98.0	100.0
Industrial	1.3	—	0.1	0.4	98.2	100.0
Retail	0.1	—	0.1	1.0	98.8	100.0
Multi-family	—	—	0.4	0.3	99.3	100.0
Mixed use and other	0.3	—	0.1	0.3	99.3	100.0
PCI - commercial real estate (1)	—	13.7	1.0	2.6	82.7	100.0
Total commercial real estate	0.4	0.4	0.3	0.6	98.3	100.0
Home equity	1.3	—	0.2	0.5	98.0	100.0
Residential real estate, including PCI	1.8	0.2	0.3	0.2	97.5	100.0
Premium finance receivables
Commercial insurance loans	0.6	0.3	0.3	0.4	98.4	100.0
Life insurance loans	—	—	0.3	0.1	99.6	100.0
PCI - life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other, including PCI	0.4	0.1	0.2	0.7	98.6	100.0
Total loans, net of unearned income, excluding covered loans	0.4%	0.2%	0.3%	0.4%	98.7%	100.0%
Covered loans	2.4	5.0	1.6	2.6	88.4	100.0
Total loans, net of unearned income	0.4%	0.2%	0.3%	0.4%	98.7%	100.0%

(1)	PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

		90+ days	60-89	30-59
As of June 30, 2016		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial, industrial and other	$16,414	$—	$1,412	$22,317	$3,416,432	$3,456,575
Franchise	—	—	560	87	289,258	289,905
Mortgage warehouse lines of credit	—	—	—	—	270,586	270,586
Asset-based lending	—	235	1,899	6,421	834,112	842,667
Leases	387	—	48	—	267,639	268,074
PCI - commercial(1)	—	1,956	630	1,426	12,714	16,726
Total commercial	16,801	2,191	4,549	30,251	5,090,741	5,144,533
Commercial real estate
Construction	673	—	46	7,922	396,264	404,905
Land	1,725	—	—	340	103,816	105,881
Office	6,274	—	5,452	4,936	892,791	909,453
Industrial	10,295	—	1,108	719	754,647	766,769
Retail	916	—	535	6,450	889,945	897,846
Multi-family	90	—	2,077	1,275	775,075	778,517
Mixed use and other	4,442	—	4,285	8,007	1,795,931	1,812,665
PCI - commercial real estate (1)	—	27,228	1,663	2,608	140,799	172,298
Total commercial real estate	24,415	27,228	15,166	32,257	5,749,268	5,848,334
Home equity	8,562	—	380	4,709	747,253	760,904
Residential real estate, including PCI	12,413	1,479	1,367	299	638,106	653,664
Premium finance receivables
Commercial insurance loans	14,497	10,558	6,966	9,456	2,436,803	2,478,280
Life insurance loans	—	—	46,651	11,953	2,811,356	2,869,960
PCI - life insurance loans (1)	—	—	—	—	291,602	291,602
Consumer and other, including PCI	475	226	610	1,451	124,616	127,378
Total loans, net of unearned income, excluding covered loans	$77,163	$41,682	$75,689	$90,376	$17,889,745	$18,174,655
Covered loans	2,651	6,810	697	1,610	93,480	105,248
Total loans, net of unearned income	$79,814	$48,492	$76,386	$91,986	$17,983,225	$18,279,903

As of June 30, 2016 Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial, industrial and other	0.5%	—%	—%	0.6%	98.9%	100.0%
Franchise	—	—	0.2	—	99.8	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Asset-based lending	—	—	0.2	0.8	99.0	100.0
Leases	0.1	—	—	—	99.9	100.0
PCI - commercial(1)	—	11.7	3.8	8.5	76.0	100.0
Total commercial	0.3	—	0.1	0.6	99.0	100.0
Commercial real estate
Construction	0.2	—	—	2.0	97.8	100.0
Land	1.6	—	—	0.3	98.1	100.0
Office	0.7	—	0.6	0.5	98.2	100.0
Industrial	1.3	—	0.1	0.1	98.5	100.0
Retail	0.1	—	0.1	0.7	99.1	100.0
Multi-family	—	—	0.3	0.2	99.5	100.0
Mixed use and other	0.2	—	0.2	0.4	99.2	100.0
PCI - commercial real estate (1)	—	15.8	1.0	1.5	81.7	100.0
Total commercial real estate	0.4	0.5	0.3	0.6	98.2	100.0
Home equity	1.1	—	—	0.6	98.3	100.0
Residential real estate, including PCI	1.9	0.2	0.2	—	97.7	100.0
Premium finance receivables
Commercial insurance loans	0.6	0.4	0.3	0.4	98.3	100.0
Life insurance loans	—	—	1.6	0.4	98.0	100.0
PCI - life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other, including PCI	0.4	0.2	0.5	1.1	97.8	100.0
Total loans, net of unearned income, excluding covered loans	0.4%	0.2%	0.4%	0.5%	98.5%	100.0%
Covered loans	2.5	6.5	0.7	1.5	88.8	100.0
Total loans, net of unearned income	0.4%	0.3%	0.4%	0.5%	98.4%	100.0%

(1)	PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of September 30, 2016, $49.1 million of all loans, excluding covered loans, or 0.3%, were 60 to 89 days past due and $70.4 million, or 0.4%, were 30 to 59 days (or one payment) past due. As of June 30, 2016, $75.7 million of all loans, excluding covered loans, or 0.4%, were 60 to 89 days past due and $90.4 million, or 0.5%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.

The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at September 30, 2016 that are current with regard to the contractual terms of the loan agreement represent 98.0% of the total home equity portfolio. Residential real estate loans at September 30, 2016 that are current with regards to the contractual terms of the loan agreements comprise 97.5% of total residential real estate loans outstanding.

Non-performing Assets, excluding covered assets

The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2016	2016	2015
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$235	$—
Commercial real estate	—	—	—
Home equity	—	—	—
Residential real estate	—	—	—
Premium finance receivables - commercial	7,754	10,558	8,231
Premium finance receivables - life insurance	—	—	—
Consumer and other	60	163	140
Total loans past due greater than 90 days and still accruing	7,814	10,956	8,371
Non-accrual loans(2):
Commercial	16,418	16,801	12,018
Commercial real estate	22,625	24,415	28,617
Home equity	9,309	8,562	8,365
Residential real estate	12,205	12,413	14,557
Premium finance receivables - commercial	14,214	14,497	13,751
Premium finance receivables - life insurance	—	—	—
Consumer and other	543	475	297
Total non-accrual loans	75,314	77,163	77,605
Total non-performing loans:
Commercial	16,418	17,036	12,018
Commercial real estate	22,625	24,415	28,617
Home equity	9,309	8,562	8,365
Residential real estate	12,205	12,413	14,557
Premium finance receivables - commercial	21,968	25,055	21,982
Premium finance receivables - life insurance	—	—	—
Consumer and other	603	638	437
Total non-performing loans	$83,128	$88,119	$85,976
Other real estate owned	19,933	22,154	29,053
Other real estate owned - from acquisitions	15,117	15,909	22,827
Other repossessed assets	428	420	193
Total non-performing assets	$118,606	$126,602	$138,049
TDRs performing under the contractual terms of the loan agreement	$29,440	$33,310	$49,173
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.28%	0.33%	0.27%
Commercial real estate	0.38	0.42	0.54
Home equity	1.25	1.13	1.05
Residential real estate	1.84	1.90	2.55
Premium finance receivables - commercial	0.90	1.01	0.91
Premium finance receivables - life insurance	—	—	—
Consumer and other	0.50	0.50	0.33
Total loans, net of unearned income	0.44%	0.48%	0.53%
Total non-performing assets as a percentage of total assets	0.47%	0.52%	0.63%
Allowance for loan losses as a percentage of total non-performing loans	141.58%	129.78%	119.79%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)	Non-accrual loans included TDRs totaling $14.8 million, $16.3 million, and $10.1 million as of September 30, 2016, June 30, 2016, and September 30, 2015, respectively.

The ratio of non-performing assets to total assets was 0.47% as of September 30, 2016, compared to 0.52% at June 30, 2016, and 0.63% at September 30, 2015. Non-performing assets, excluding covered assets, totaled $118.6 million at September 30, 2016, compared to $126.6 million at June 30, 2016 and $138.0 million at September 30, 2015. Non-performing loans, excluding covered loans, totaled $83.1 million, or 0.44% of total loans, at September 30, 2016 compared to $88.1 million, or 0.48% of total loans, at June 30, 2016 and $86.0 million, or 0.53% of total loans, at September 30, 2015. The decrease in non-performing loans, excluding covered loans, compared to June 30, 2016 is primarily the result of a $3.1 million decrease in the commercial premium finance receivables portfolio and a $1.8 million decrease in the commercial real estate loan portfolio. OREO, excluding covered OREO, of $35.1 million at September 30, 2016 decreased $3.0 million compared to $38.1 million at June 30, 2016 and decreased $16.8 million compared to $51.9 million at September 30, 2015.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected upon the ultimate resolution of these credits.

Nonperforming Loans Rollforward

The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the periods presented:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2016	2016	2015	2016	2015
Balance at beginning of period	$88,119	$89,499	$76,554	$84,057	$78,677
Additions, net	9,522	10,351	24,333	32,039	42,141
Return to performing status	(231)	(873)	(1,028)	(3,110)	(2,591)
Payments received	(5,235)	(4,810)	(5,468)	(13,353)	(16,417)
Transfer to OREO and other repossessed assets	(2,270)	(1,818)	(1,773)	(6,168)	(8,678)
Charge-offs	(3,353)	(2,943)	(4,081)	(6,829)	(8,637)
Net change for niche loans (1)	(3,424)	(1,287)	(2,561)	(3,508)	1,481
Balance at end of period	$83,128	$88,119	$85,976	$83,128	$85,976

(1)	This includes activity for premium finance receivables and indirect consumer loans.

TDRs

The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	September 30,	June 30,	September 30,
(Dollars in thousands)	2016	2016	2015
Accruing TDRs:
Commercial	$2,285	$3,931	$5,717
Commercial real estate	22,261	24,450	39,867
Residential real estate and other	4,894	4,929	3,589
Total accrual	$29,440	$33,310	$49,173
Non-accrual TDRs: (1)
Commercial	$2,134	$1,477	$147
Commercial real estate	10,610	12,240	5,778
Residential real estate and other	2,092	2,608	4,222
Total non-accrual	$14,836	$16,325	$10,147
Total TDRs:
Commercial	$4,419	$5,408	$5,864
Commercial real estate	32,871	36,690	45,645
Residential real estate and other	6,986	7,537	7,811
Total TDRs	$44,276	$49,635	$59,320
Weighted-average contractual interest rate of TDRs	4.33%	4.31%	4.04%

(1)	Included in total non-performing loans.
At September 30, 2016, the Company had $44.3 million in loans modified in TDRs. The $44.3 million in TDRs represents 89 credits in which economic concessions were granted to certain borrowers to better align the terms of their loans with their current ability to pay. The balance decreased from $49.6 million representing 97 credits at June 30, 2016 and decreased from $59.3 million representing 114 credits at September 30, 2015.

The table below presents a summary of TDRs as of September 30, 2016 and September 30, 2015, and shows the changes in the balance during the periods presented:

Three Months Ended September 30, 2016

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$5,408	$36,690	$7,537	$49,635
Additions during the period	28	—	43	71
Reductions:
Charge-offs	(761)	(204)	—	(965)
Transferred to OREO and other repossessed assets	—	(681)	(535)	(1,216)
Removal of TDR loan status (1)	—	(1,323)	—	(1,323)
Payments received, net	(256)	(1,611)	(59)	(1,926)
Balance at period end	$4,419	$32,871	$6,986	$44,276

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Three Months Ended September 30, 2015

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$6,204	$48,450	$8,122	$62,776
Additions during the period	—	—	222	222
Reductions:
Charge-offs	—	(267)	(52)	(319)
Transferred to OREO and other repossessed assets	—	—	(175)	(175)
Removal of TDR loan status (1)	(234)	(1,581)	-	(1,815)
Payments received, net	(106)	(957)	(306)	(1,369)
Balance at period end	$5,864	$45,645	$7,811	$59,320
Nine Months Ended September 30, 2016

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$5,747	$38,707	$7,399	$51,853
Additions during the period	345	8,521	583	9,449
Reductions:
Charge-offs	(781)	(1,038)	(212)	(2,031)
Transferred to OREO and other repossessed assets	—	(1,365)	(535)	(1,900)
Removal of TDR loan status (1)	—	(6,479)	—	(6,479)
Payments received, net	(892)	(5,475)	(249)	(6,616)
Balance at period end	$4,419	$32,871	$6,986	$44,276
Nine Months Ended September 30, 2015

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$7,576	$67,623	$7,076	$82,275
Additions during the period	—	169	1,664	1,833
Reductions:
Charge-offs	(397)	(268)	(92)	(757)
Transferred to OREO and other repossessed assets	(562)	(2,290)	(279)	(3,131)
Removal of TDR loan status (1)	(471)	(10,151)	—	(10,622)
Payments received, net	(282)	(9,438)	(558)	(10,278)
Balance at period end	$5,864	$45,645	$7,811	$59,320

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Each TDR was reviewed for impairment at September 30, 2016 and approximately $2.8 million of impairment was present and appropriately reserved for through the Company’s normal reserving methodology in the Company’s allowance for loan losses. For TDRs in which impairment is calculated by the present value of future cash flows, the Company records interest income representing the decrease in impairment resulting from the passage of time during the respective period, which differs from interest income from contractually required interest on these specific loans. For both the three months ending September 30, 2016 and 2015, the Company recorded $98,000 in interest income representing this decrease in impairment. For the nine months ended September 30, 2016 and 2015, the Company recorded $323,000 and $385,000, respectively, in interest income.

Other Real Estate Owned

The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of September 30, 2016, June 30, 2016 and September 30, 2015, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2016	2016	2015
Balance at beginning of period	$38,063	$41,002	$42,080
Disposals/resolved	(5,967)	(6,591)	(7,611)
Transfers in at fair value, less costs to sell	3,958	1,309	6,159
Transfers in from covered OREO subsequent to loss share expiration	—	3,300	7,316
Additions from acquisition	—	—	4,617
Fair value adjustments	(1,004)	(957)	(681)
Balance at end of period	$35,050	$38,063	$51,880

	Period End
	September 30,	June 30,	September 30,
Balance by Property Type	2016	2016	2015
Residential real estate	$9,602	$9,153	$12,577
Residential real estate development	2,114	2,133	3,147
Commercial real estate	23,334	26,777	36,156
Total	$35,050	$38,063	$51,880

Covered Assets

In conjunction with FDIC-assisted transactions, the Company entered into loss share agreements with the FDIC. These agreements cover realized losses on loans, foreclosed real estate and certain other assets and require the Company to record loss share assets and liabilities that are measured separately from the loan portfolios because they are not contractually embedded in the loans and are not transferable with the loans should the Company choose to dispose of them. Fair values at the acquisition dates were estimated based on projected cash flows available for loss-share based on the credit adjustments estimated for each loan pool and the loss share percentages. The loss share assets and liabilities are also separately measured from the related loans and foreclosed real estate and recorded on the Consolidated Statements of Condition. Subsequent to the acquisition date, reimbursements received from the FDIC for actual incurred losses will reduce any loss share assets. Reductions to expected losses, to the extent such reductions to expected losses are the result of an improvement to the actual or expected cash flows from the covered assets, will also reduce any loss share asset and, if necessary, increase any loss share liability when necessary reductions exceed the current value of the loss share asset. The increases in cash flows for the purchased loans are recognized as interest income prospectively. In accordance with clawback provisions included in loss share agreements with the FDIC, the Company may be required to reimburse the FDIC when actual losses are less than certain thresholds established for each loss share agreement. The balance of these estimated reimbursements in accordance with clawback provisions and any related amortization are adjusted periodically for changes in the expected losses on covered assets. Estimated reimbursements from clawback provisions are recorded as a reduction to the loss share asset or, if necessary, an increase to the loss share liability on the Consolidated Statements of Condition. The allowance for loan losses for loans acquired in FDIC-assisted transactions is determined without giving consideration to the amounts recoverable through loss share agreements (since the loss share agreements are separately accounted for and thus presented “gross” on the balance sheet). On the Consolidated Statements of Income, the provision for credit losses is reported net of changes in the amount recoverable under the loss share agreements.

The following table provides a comparative analysis for the period end balances of covered assets and any changes in the allowance for covered loan losses. The Company expects covered assets and the allowance for covered loan losses to continue to decrease in periods without FDIC-assisted acquisitions.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2016	2016	2015
Period End Balances:
Loans	$95,940	$105,248	$168,609
Other real estate owned	10,399	12,983	28,644
Other assets	216	238	686
FDIC indemnification (liability) asset	(17,945)	(11,729)	(3,033)
Total net covered assets	$88,610	$106,740	$194,906
Allowance for Covered Loan Losses Rollforward:
Balance at beginning of quarter:	$2,412	$2,507	$2,215
Provision for covered loan losses before benefit attributable to FDIC loss share agreements	(847)	(702)	(1,716)
Benefit attributable to FDIC loss share agreements	677	562	1,373
Net provision for covered loan losses	(170)	(140)	(343)
Decrease in FDIC indemnification liability/asset	(677)	(562)	(1,373)
Loans charged-off	(918)	(143)	(287)
Recoveries of loans charged-off	775	750	2,706
Net (charge-offs) recoveries	(143)	607	2,419
Balance at end of quarter	$1,422	$2,412	$2,918

Changes in Accretable Yield

The excess of cash flows expected to be collected over the carrying value of loans accounted for under ASC 310-30 is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the pool of loans. The accretable yield is affected by:

•
Changes in interest rate indices for variable rate loans accounted for under ASC 310-30 – Expected future cash flows are based on the variable rates in effect at the time of the regular evaluations of cash flows expected to be collected;

•
Changes in prepayment assumptions – Prepayments affect the estimated life of loans accounted for under ASC 310-30 which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life – Updates to expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The following table provides activity for the accretable yield of loans accounted for under ASC 310-30.

	Three Months Ended
	September 30,	September 30,
(Dollars in thousands)	2016	2015
Accretable yield, beginning balance	$55,630	$63,643
Acquisitions	—	10,407
Accretable yield amortized to interest income	(6,449)	(5,939)
Accretable yield amortized to indemnification asset/liability (1)	(1,744)	(3,280)
Reclassification from non-accretable difference(2)	5,370	2,298
Increases (decreases) in interest cash flows due to payments and changes in interest rates	170	(610)
Accretable yield, ending balance (3)	$52,977	$66,519

	Nine Months Ended
	September 30,	September 30,
(Dollars in thousands)	2016	2015
Accretable yield, beginning balance	$63,902	$79,102
Acquisitions	1,266	11,305
Accretable yield amortized to interest income	(17,105)	(18,359)
Accretable yield amortized to indemnification asset/liability (1)	(5,539)	(10,945)
Reclassification from non-accretable difference(2)	12,099	5,154
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(1,646)	262
Accretable yield, ending balance (3)	$52,977	$66,519
(1) Represents the portion of the current period accreted yield, resulting from lower expected losses, applied to reduce the loss share indemnification asset.
(2) Reclassification is the result of subsequent increases in expected principal cash flows.
(3) As of September 30, 2016, the Company estimates that the remaining accretable yield balance to be amortized to the indemnification asset for the bank acquisitions is $1.5 million. The remainder of the accretable yield related to bank acquisitions is expected to be amortized to interest income.

Accretion to interest income accounted for under ASC 310-30 totaled $6.4 million and $5.9 million in the third quarter of 2016 and 2015, respectively. For the nine months ended September 30, 2016 and 2015, the Company recorded accretion to interest income of $17.1 million and $18.4 million, respectively. These amounts include accretion from both covered and non-covered loans, and are included together within interest and fees on loans in the Consolidated Statements of Income.

Items Impacting Comparative Financial Results:

Acquisitions

On August 19, 2016, the Company, through its wholly-owned subsidiary Lake Forest Bank & Trust Company, completed its acquisition of approximately $555 million in select performing loans and related relationships from an affiliate of GE Capital Franchise Finance. The loans are to franchise operators (primarily quick service restaurant concepts) in the Midwest and in the Western portion of the United States.

On March 31, 2016, the Company completed its acquisition of Generations Bancorp. Inc. ("Generations"). Generations was the parent company of Foundations Bank ("Foundations"). Through this transaction, the Company acquired Foundations' banking location in Pewaukee, Wisconsin, approximately $131 million in assets and approximately $100 million in deposits.

On July 24, 2015, the Company completed its acquisition of Community Financial Shares, Inc ("CFIS"). CFIS was the parent company of Community Bank - Wheaton/Glen Ellyn ("CBWGE"). Through this transaction, the Company acquired CBWGE's four banking locations in Wheaton and Glen Ellyn, Illinois, approximately $351 million in assets and approximately $290 million in deposits.

On July 17, 2015, the Company completed its acquisition of Suburban Illinois Bancorp, Inc. ("Suburban"). Suburban was the parent company of Suburban Bank & Trust Company ("SBT"). Through this transaction, the Company acquired SBT's ten banking locations in Chicago and its suburbs, approximately $495 million in assets and approximately $417 million in deposits.

On July 1, 2015, the Company, through its wholly-owned subsidiary Wintrust Bank, completed its acquisition of North Bank. Through this transaction, Wintrust Bank acquired two banking locations, $118 million in assets and approximately $101 million in deposits.

On January 16, 2015, the Company completed its acquisition of Delavan Bancshares, Inc. ("Delavan"). Delavan was the parent company of Community Bank CBD. Through this transaction, Town Bank acquired four banking locations, approximately $224 million in assets and approximately $170 million in deposits.

Previously Announced Acquisitions

On July 6, 2016, the Company announced the signing of a definitive agreement to acquire First Community Financial Corporation ("FCFC"). FCFC is the parent company of First Community Bank, an Illinois state-chartered bank, which operates two banking locations in Elgin, Illinois. As of June 30, 2016, First Community Bank had approximately $177 million in assets, approximately $79 million in loans and approximately $154 million in deposits.

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin.

The banks also operate facilities in Illinois in Algonquin, Aurora, Bloomingdale, Buffalo Grove, Cary, Chicago, Clarendon Hills, Crete, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Oak Lawn, Orland Park, Palatine, Park Ridge, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Clinton, Darlington, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomenee Falls, Milwaukee, Monroe, Pewaukee, Sharon, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.

Additionally, the Company operates various non-bank business units:

•	First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.

•	Wintrust Asset Finance which offers direct leasing opportunities.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2015 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
difficult economic conditions have adversely affected our company and the financial services industry in general and further deterioration in economic conditions may materially adversely affect our business, financial condition, results of operations and cash flows;

•	since our business is concentrated in the Chicago metropolitan and southern Wisconsin market areas, further declines in the economy of this region could adversely affect our business;

•	if our allowance for loan losses is not sufficient to absorb losses that may occur in our loan portfolio, our financial condition and liquidity could suffer;

•	a significant portion of our loan portfolio is comprised of commercial loans, the repayment of which is largely dependent upon the financial success and economic viability of the borrower;

•
a substantial portion of our loan portfolio is secured by real estate, in particular commercial real estate. Deterioration in the real estate markets could lead to additional losses, which could have a material adverse effect on our financial condition and results of operations;

•	any inaccurate assumptions in our analytical and forecasting models could cause us to miscalculate our projected revenue or losses, which could adversely affect our financial condition;

•	unanticipated changes in prevailing interest rates and the effects of changing regulation could adversely affect our net interest income, which is our largest source of income;

•	our liquidity position may be negatively impacted if economic conditions continue to suffer;

•	the financial services industry is very competitive, and if we are not able to compete effectively, we may lose market share and our business could suffer;

•
if we are unable to compete effectively, we will lose market share and income from deposits, loans and other products may be reduced. This could adversely affect our profitability and have a material adverse effect on our business, financial condition and results of operations;

•	if we are unable to continue to identify favorable acquisitions or successfully integrate our acquisitions, our growth may be limited and our results of operations could suffer;

•	our participation in FDIC-assisted acquisitions may present additional risks to our financial condition and results of operations;

•	an actual or perceived reduction in our financial strength may cause others to reduce or cease doing business with us, which could result in a decrease in our net interest income and fee revenues;

•	if our growth requires us to raise additional capital, that capital may not be available when it is needed or the cost of that capital may be very high;

•	disruption in the financial markets could result in lower fair values for our investment securities portfolio;

•	our controls and procedures may fail or be circumvented;

•	new lines of business and new products and services are essential to our ability to compete but may subject us to additional risks;

•	failures of our information technology systems may adversely affect our operations;

•	failures by or of our vendors may adversely affect our operations;

•	we issue debit cards, and debit card transactions pose a particular cybersecurity risk that is outside of our control;

•	we depend on the accuracy and completeness of information we receive about our customers and counterparties to make credit decisions;

•
if we are unable to attract and retain experienced and qualified personnel, our ability to provide high quality service will be diminished, we may lose key customer relationships, and our results of operations may suffer;

•	we are subject to environmental liability risk associated with lending activities;

•	we are subject to claims and legal actions which could negatively affect our results of operations or financial condition;

•
losses incurred in connection with actual or projected repurchases and indemnification payments related to mortgages that we have sold into the secondary market may exceed our financial statement reserves and we may be required to increase such reserves in the future. Increases to our reserves and losses incurred in connection with actual loan repurchases and indemnification payments could have a material adverse effect on our business, financial condition, results of operations or cash flows;

•	consumers may decide not to use banks to complete their financial transactions, which could adversely affect our business and results of operations;

•	we may be adversely impacted by the soundness of other financial institutions;

•	de novo operations often involve significant expenses and delayed returns and may negatively impact Wintrust's profitability;

•	we are subject to examinations and challenges by tax authorities, and changes in federal and state tax laws and changes in interpretation of existing laws can impact our financial results;

•	changes in accounting policies or accounting standards could materially adversely affect how we report our financial results and financial condition;

•	we are a bank holding company, and our sources of funds, including to pay dividends, are limited;

•	anti-takeover provisions could negatively impact our shareholders;

•	if we fail to meet our regulatory capital ratios, we may be forced to raise capital or sell assets;

•	if our credit rating is lowered, our financing costs could increase;

•	changes in the United States’ monetary policy may restrict our ability to conduct our business in a profitable manner;

•
legislative and regulatory actions taken now or in the future regarding the financial services industry may significantly increase our costs or limit our ability to conduct our business in a profitable manner;

•
financial reform legislation and increased regulatory rigor around mortgage-related issues may reduce our ability to market our products to consumers and may limit our ability to profitably operate our mortgage business;

•
federal, state and local consumer lending laws may restrict our ability to originate certain mortgage loans or increase our risk of liability with respect to such loans and could increase our cost of doing business;

•	regulatory initiatives regarding bank capital requirements may require heightened capital;

•	our FDIC insurance premiums may increase, which could negatively impact our results of operations;

•	non-compliance with the USA PATRIOT Act, Bank Secrecy Act or other laws and regulations could result in fines or sanctions;

•	our premium finance business may involve a higher risk of delinquency or collection than our other lending operations, and could expose us to losses;

•
widespread financial difficulties or credit downgrades among commercial and life insurance providers could lessen the value of the collateral securing our premium finance loans and impair the financial condition and liquidity of FIFC and FIFC Canada;

•	regulatory changes could significantly reduce loan volume and impair the financial condition of FIFC; and

•	our wealth management business in general, and WHI's brokerage operation, in particular, exposes us to certain risks associated with the securities industry.
Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY

The Company will hold a conference call at 2:00 p.m. (CT) Tuesday, October 18, 2016 regarding third quarter and year-to-date 2016 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #91910010. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s web site at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the third quarter and year-to-date 2016 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Selected Financial Condition Data (at end of period):
Total assets	$25,321,759	$24,420,616	$23,488,168	$22,909,348	$22,035,216
Total loans, excluding loans held-for-sale and covered loans	19,101,261	18,174,655	17,446,413	17,118,117	16,316,211
Total deposits	21,147,655	20,041,750	19,217,071	18,639,634	18,228,469
Junior subordinated debentures	253,566	253,566	253,566	268,566	268,566
Total shareholders’ equity	2,674,474	2,623,595	2,418,442	2,352,274	2,335,736
Selected Statements of Income Data:
Net interest income	184,636	175,270	171,509	167,206	165,540
Net revenue (1)	271,240	260,069	240,261	232,296	230,493
Net income	53,115	50,041	49,111	35,512	38,355
Net income per common share – Basic	$0.96	$0.94	$0.94	$0.66	$0.71
Net income per common share – Diluted	$0.92	$0.90	$0.90	$0.64	$0.69
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.21%	3.24%	3.29%	3.26%	3.31%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.24%	3.27%	3.32%	3.29%	3.33%
Non-interest income to average assets	1.38%	1.44%	1.21%	1.16%	1.19%
Non-interest expense to average assets	2.82%	2.89%	2.70%	2.98%	2.93%
Net overhead ratio (3)	1.44%	1.46%	1.49%	1.82%	1.74%
Return on average assets	0.85%	0.85%	0.86%	0.63%	0.70%
Return on average common equity	8.20%	8.43%	8.55%	6.03%	6.60%
Return on average tangible common equity (non-GAAP) (2)	10.55%	11.12%	11.33%	8.12%	8.88%
Average total assets	$24,879,252	$23,754,755	$22,902,913	$22,225,112	$21,679,062
Average total shareholders’ equity	2,651,684	2,465,732	2,389,770	2,347,545	2,310,511
Average loans to average deposits ratio (excluding loans held-for-sale, excluding covered loans)	89.8%	92.4%	92.2%	90.2%	89.7%
Average loans to average deposits ratio (excluding loans held-for-sale, including covered loans)	90.3	92.9	93.0	91.0	90.6
Common Share Data at end of period:
Market price per common share	$55.57	$51.00	$44.34	$48.52	$53.43
Book value per common share (2)	$46.86	$45.96	$44.67	$43.42	$43.12
Tangible common book value per share (2)	$37.06	$36.12	$34.20	$33.17	$32.83
Common shares outstanding	51,714,683	51,619,155	48,518,998	48,383,279	48,336,870
Other Data at end of period:(6)
Leverage Ratio(4)	9.0%	9.2%	8.7%	9.1%	9.2%
Tier 1 Capital to risk-weighted assets (4)	9.8%	10.1%	9.6%	10.0%	10.3%
Common equity Tier 1 capital to risk-weighted assets (4)	8.7%	8.9%	8.4%	8.4%	8.6%
Total capital to risk-weighted assets (4)	12.1%	12.4%	12.1%	12.2%	12.6%
Allowance for credit losses (5)	$119,341	$115,426	$111,201	$106,349	$103,922
Non-performing loans	83,128	88,119	89,499	84,057	85,976
Allowance for credit losses to total loans (5)	0.62%	0.64%	0.64%	0.62%	0.64%
Non-performing loans to total loans	0.44%	0.48%	0.51%	0.49%	0.53%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	152	153	153	152	160

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated. As of January 1, 2015 capital ratios are calculated under the requirements of Basel III.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2016	2016	2016	2015	2015
Assets
Cash and due from banks	$242,825	$267,551	$208,480	$271,454	$247,341
Federal funds sold and securities purchased under resale agreements	4,122	4,024	3,820	4,341	3,314
Interest bearing deposits with banks	816,104	693,269	817,013	607,782	701,106
Available-for-sale securities, at fair value	1,650,096	637,663	770,983	1,716,388	2,214,281
Held-to-maturity securities, at amortized cost	932,767	992,211	911,715	884,826	—
Trading account securities	1,092	3,613	2,116	448	3,312
Federal Home Loan Bank and Federal Reserve Bank stock	129,630	121,319	113,222	101,581	90,308
Brokerage customer receivables	25,511	26,866	28,266	27,631	28,293
Mortgage loans held-for-sale	559,634	554,256	314,554	388,038	347,005
Loans, net of unearned income, excluding covered loans	19,101,261	18,174,655	17,446,413	17,118,117	16,316,211
Covered loans	95,940	105,248	138,848	148,673	168,609
Total loans	19,197,201	18,279,903	17,585,261	17,266,790	16,484,820
Allowance for loan losses	(117,693)	(114,356)	(110,171)	(105,400)	(102,996)
Allowance for covered loan losses	(1,422)	(2,412)	(2,507)	(3,026)	(2,918)
Net loans	19,078,086	18,163,135	17,472,583	17,158,364	16,378,906
Premises and equipment, net	597,263	595,792	591,608	592,256	587,348
Lease investments, net	116,355	103,749	89,337	63,170	29,111
Accrued interest receivable and other assets	660,923	670,014	647,853	597,099	629,211
Trade date securities receivable	677	1,079,238	1,008,613	—	277,981
Goodwill	485,938	486,095	484,280	471,761	472,166
Other intangible assets	20,736	21,821	23,725	24,209	25,533
Total assets	$25,321,759	$24,420,616	$23,488,168	$22,909,348	$22,035,216
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$5,711,042	$5,367,672	$5,205,410	$4,836,420	$4,705,994
Interest bearing	15,436,613	14,674,078	14,011,661	13,803,214	13,522,475
Total deposits	21,147,655	20,041,750	19,217,071	18,639,634	18,228,469
Federal Home Loan Bank advances	419,632	588,055	799,482	853,431	443,955
Other borrowings	241,366	252,611	253,126	265,785	259,805
Subordinated notes	138,943	138,915	138,888	138,861	138,834
Junior subordinated debentures	253,566	253,566	253,566	268,566	268,566
Trade date securities payable	—	40,000	—	538	617
Accrued interest payable and other liabilities	446,123	482,124	407,593	390,259	359,234
Total liabilities	22,647,285	21,797,021	21,069,726	20,557,074	19,699,480
Shareholders’ Equity:
Preferred stock	251,257	251,257	251,257	251,287	251,312
Common stock	51,811	51,708	48,608	48,469	48,422
Surplus	1,356,759	1,350,751	1,194,750	1,190,988	1,187,407
Treasury stock	(4,522)	(4,145)	(4,145)	(3,973)	(3,964)
Retained earnings	1,051,748	1,008,464	967,882	928,211	901,652
Accumulated other comprehensive loss	(32,579)	(34,440)	(39,910)	(62,708)	(49,093)
Total shareholders’ equity	2,674,474	2,623,595	2,418,442	2,352,274	2,335,736
Total liabilities and shareholders’ equity	$25,321,759	$24,420,616	$23,488,168	$22,909,348	$22,035,216

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2016	2016	2016	2015	2015
Interest income
Interest and fees on loans	$190,189	$178,530	$173,127	$169,501	$167,831
Interest bearing deposits with banks	1,156	793	746	493	372
Federal funds sold and securities purchased under resale agreements	1	1	1	—	1
Investment securities	15,496	16,398	17,190	16,405	16,130
Trading account securities	18	14	11	25	19
Federal Home Loan Bank and Federal Reserve Bank stock	1,094	1,112	937	857	821
Brokerage customer receivables	195	216	219	206	205
Total interest income	208,149	197,064	192,231	187,487	185,379
Interest expense
Interest on deposits	15,621	13,594	12,781	12,617	12,436
Interest on Federal Home Loan Bank advances	2,577	2,984	2,886	2,684	2,458
Interest on other borrowings	1,137	1,086	1,058	1,007	1,045
Interest on subordinated notes	1,778	1,777	1,777	1,777	1,776
Interest on junior subordinated debentures	2,400	2,353	2,220	2,196	2,124
Total interest expense	23,513	21,794	20,722	20,281	19,839
Net interest income	184,636	175,270	171,509	167,206	165,540
Provision for credit losses	9,571	9,129	8,034	9,059	8,322
Net interest income after provision for credit losses	175,065	166,141	163,475	158,147	157,218
Non-interest income
Wealth management	19,334	18,852	18,320	18,634	18,243
Mortgage banking	34,712	36,807	21,735	23,317	27,887
Service charges on deposit accounts	8,024	7,726	7,406	7,210	7,403
Gains (losses) on investment securities, net	3,305	1,440	1,325	(79)	(98)
Fees from covered call options	3,633	4,649	1,712	3,629	2,810
Trading (losses) gains, net	(432)	(316)	(168)	205	(135)
Operating lease income, net	4,459	4,005	2,806	1,973	613
Other	13,569	11,636	15,616	10,201	8,230
Total non-interest income	86,604	84,799	68,752	65,090	64,953
Non-interest expense
Salaries and employee benefits	103,718	100,894	95,811	99,780	97,749
Equipment	9,449	9,307	8,767	8,799	8,456
Operating lease equipment depreciation	3,605	3,385	2,050	1,202	431
Occupancy, net	12,767	11,943	11,948	13,062	12,066
Data processing	7,432	7,138	6,519	7,284	8,127
Advertising and marketing	7,365	6,941	3,779	5,373	6,237
Professional fees	5,508	5,419	4,059	4,387	4,100
Amortization of other intangible assets	1,085	1,248	1,298	1,324	1,350
FDIC insurance	3,686	4,040	3,613	3,317	3,035
OREO expense, net	1,436	1,348	560	2,598	(367)
Other	20,564	19,306	15,326	19,703	18,790
Total non-interest expense	176,615	170,969	153,730	166,829	159,974
Income before taxes	85,054	79,971	78,497	56,408	62,197
Income tax expense	31,939	29,930	29,386	20,896	23,842
Net income	$53,115	$50,041	$49,111	$35,512	$38,355
Preferred stock dividends and discount accretion	3,628	3,628	3,628	3,629	4,079
Net income applicable to common shares	$49,487	$46,413	$45,483	$31,883	$34,276
Net income per common share - Basic	$0.96	$0.94	$0.94	$0.66	$0.71
Net income per common share - Diluted	$0.92	$0.90	$0.90	$0.64	$0.69
Cash dividends declared per common share	$0.12	$0.12	$0.12	$0.11	$0.11
Weighted average common shares outstanding	51,679	49,140	48,448	48,371	48,158
Dilutive potential common shares	4,047	3,965	3,820	4,005	4,049
Average common shares and dilutive common shares	55,726	53,105	52,268	52,376	52,207

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
Balance:
Commercial	$5,951,544	$5,144,533	$4,890,246	$4,713,909	$4,400,185
Commercial real estate	5,908,684	5,848,334	5,737,959	5,529,289	5,307,566
Home equity	742,868	760,904	774,342	784,675	797,465
Residential real estate	663,598	653,664	626,043	607,451	571,743
Premium finance receivables - commercial	2,430,233	2,478,280	2,320,987	2,374,921	2,407,075
Premium finance receivables - life insurance	3,283,359	3,161,562	2,976,934	2,961,496	2,700,275
Consumer and other	120,975	127,378	119,902	146,376	131,902
Total loans, net of unearned income, excluding covered loans	$19,101,261	$18,174,655	$17,446,413	$17,118,117	$16,316,211
Covered loans	95,940	105,248	138,848	148,673	168,609
Total loans, net of unearned income	$19,197,201	$18,279,903	$17,585,261	$17,266,790	$16,484,820
Mix:
Commercial	31%	28%	28%	27%	27%
Commercial real estate	31	31	32	32	32
Home equity	4	4	4	5	5
Residential real estate	3	4	4	3	3
Premium finance receivables - commercial	13	14	13	14	15
Premium finance receivables - life insurance	17	17	17	17	16
Consumer and other	1	1	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	99%	99%	99%	99%
Covered loans	—	1	1	1	1
Total loans, net of unearned income	100%	100%	100%	100%	100%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
Balance:
Non-interest bearing	$5,711,042	$5,367,672	$5,205,410	$4,836,420	$4,705,994
NOW and interest bearing demand deposits	2,552,611	2,450,710	2,369,474	2,390,217	2,231,258
Wealth management deposits (1)	2,283,233	1,904,121	1,761,710	1,643,653	1,469,920
Money market	4,421,631	4,384,134	4,157,083	4,041,300	4,001,518
Savings	1,977,661	1,851,863	1,766,552	1,723,367	1,684,007
Time certificates of deposit	4,201,477	4,083,250	3,956,842	4,004,677	4,135,772
Total deposits	$21,147,655	$20,041,750	$19,217,071	$18,639,634	$18,228,469
Mix:
Non-interest bearing	27%	27%	27%	26%	26%
NOW and interest bearing demand deposits	12	12	12	13	12
Wealth management deposits (1)	11	10	9	9	8
Money market	21	22	22	22	22
Savings	9	9	9	9	9
Time certificates of deposit	20	20	21	21	23
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
Net interest income - FTE	$186,192	$176,733	$172,944	$168,515	$166,737
Call option income	3,633	4,649	1,712	3,629	2,810
Net interest income including call option income	$189,825	$181,382	$174,656	$172,144	$169,547
Yield on earning assets	3.65%	3.67%	3.71%	3.69%	3.73%
Rate on interest-bearing liabilities	0.58%	0.56%	0.55	0.55%	0.54
Rate spread	3.07%	3.11%	3.16%	3.14%	3.19%
Less: Fully tax-equivalent adjustment	(0.03)	(0.03)	(0.03)	(0.03)	(0.02)
Net free funds contribution	0.17%	0.16	0.16	0.15%	0.14
Net interest margin (GAAP-derived)	3.21%	3.24%	3.29%	3.26%	3.31%
Fully tax-equivalent adjustment	0.03	0.03	0.03	0.03	0.02
Net interest margin - FTE	3.24%	3.27%	3.32%	3.29%	3.33%
Call option income	0.06%	0.09%	0.03	0.07%	0.06
Net interest margin - FTE, including call option income	3.30%	3.36%	3.35%	3.36%	3.39%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Nine months ended September 30,	Years Ended December 31,
(Dollars in thousands)	2016	2015	2014	2013	2012
Net interest income - FTE	$535,869	$646,238	$601,744	$552,887	$521,463
Call option income	9,994	15,364	7,859	4,773	10,476
Net interest income including call option income	$545,863	$661,602	$609,603	$557,660	$531,939
Yield on earning assets	3.68%	3.76%	3.96%	4.01%	4.21%
Rate on interest-bearing liabilities	0.56%	0.54	0.55	0.63	0.86
Rate spread	3.12%	3.22%	3.41%	3.38%	3.35%
Less: Fully tax-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.01)	(0.02)
Net free funds contribution	0.15	0.14	0.12	0.12	0.14
Net interest margin (GAAP-derived)	3.25%	3.34%	3.51%	3.49%	3.47%
Fully tax-equivalent adjustment	0.02	0.02	0.02	0.01	0.02
Net interest margin - FTE	3.27%	3.36%	3.53%	3.50%	3.49%
Call option income	0.06%	0.08	0.05	0.03	0.07
Net interest margin - FTE, including call option income	3.33%	3.44%	3.58%	3.53%	3.56%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2016	2016	2016	2015	2015
Liquidity management assets	$3,671,577	$3,413,113	$3,300,138	$3,245,393	$3,140,782
Other earning assets	29,875	29,759	28,731	29,792	30,990
Loans, net of unearned income	19,071,621	18,204,552	17,508,593	16,889,922	16,509,001
Covered loans	101,570	109,533	141,351	154,846	174,768
Total earning assets	$22,874,643	$21,756,957	$20,978,813	$20,319,953	$19,855,541
Allowance for loan and covered loan losses	(121,156)	(116,984)	(112,028)	(109,448)	(106,091)
Cash and due from banks	240,239	272,935	259,343	260,593	251,289
Other assets	1,885,526	1,841,847	1,776,785	1,754,014	1,678,323
Total assets	$24,879,252	$23,754,755	$22,902,913	$22,225,112	$21,679,062
Interest-bearing deposits	$15,117,102	$14,065,995	$13,717,333	$13,606,046	$13,489,651
Federal Home Loan Bank advances	459,198	946,081	825,104	441,669	394,666
Other borrowings	249,307	248,233	257,384	269,738	272,549
Subordinated notes	138,925	138,898	138,870	138,852	138,825
Junior subordinated debentures	253,566	253,566	257,687	268,566	264,974
Total interest-bearing liabilities	$16,218,098	$15,652,773	$15,196,378	$14,724,871	$14,560,665
Non-interest bearing deposits	5,566,983	5,223,384	4,939,746	4,776,977	4,473,632
Other liabilities	442,487	412,866	377,019	375,719	334,254
Equity	2,651,684	2,465,732	2,389,770	2,347,545	2,310,511
Total liabilities and shareholders’ equity	$24,879,252	$23,754,755	$22,902,913	$22,225,112	$21,679,062
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Yield earned on:
Liquidity management assets	2.03%	2.27%	2.41%	2.28%	2.29%
Other earning assets	2.96%	3.21%	3.31%	3.26%	3.00%
Loans, net of unearned income	3.96%	3.92%	3.94%	3.95%	3.98%
Covered loans	4.45%	5.44%	5.72%	4.79%	5.91%
Total earning assets	3.65%	3.67%	3.71%	3.69%	3.73%
Rate paid on:
Interest-bearing deposits	0.41%	0.39%	0.37%	0.37%	0.37%
Federal Home Loan Bank advances	2.23%	1.27%	1.41%	2.41%	2.47%
Other borrowings	1.81%	1.76%	1.65%	1.48%	1.52%
Subordinated notes	5.12%	5.12%	5.12%	5.12%	5.12%
Junior subordinated debentures	3.70%	3.67%	3.41%	3.20%	3.14%
Total interest-bearing liabilities	0.58%	0.56%	0.55%	0.55%	0.54%
Interest rate spread	3.07%	3.11%	3.16%	3.14%	3.19%
Less: Fully tax-equivalent adjustment	(0.03)	(0.03)	(0.03)	(0.03)	(0.02)
Net free funds/contribution	0.17	0.16	0.16	0.15	0.14
Net interest margin (GAAP)	3.21%	3.24%	3.29%	3.26%	3.31%
Fully tax-equivalent adjustment	0.03	0.03	0.03	0.03	0.02
Net interest margin - FTE	3.24%	3.27%	3.32%	3.29%	3.33%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2016	2016	2016	2015	2015
Brokerage	$6,752	$6,302	$6,057	$6,850	$6,579
Trust and asset management	12,582	12,550	12,263	11,784	11,664
Total wealth management	19,334	18,852	18,320	18,634	18,243
Mortgage banking	34,712	36,807	21,735	23,317	27,887
Service charges on deposit accounts	8,024	7,726	7,406	7,210	7,403
Gains (losses) on investment securities, net	3,305	1,440	1,325	(79)	(98)
Fees from covered call options	3,633	4,649	1,712	3,629	2,810
Trading (losses) gains, net	(432)	(316)	(168)	205	(135)
Operating lease income, net	4,459	4,005	2,806	1,973	613
Other:
Interest rate swap fees	2,881	1,835	4,438	2,343	2,606
BOLI	884	1,257	472	1,463	212
Administrative services	1,151	1,074	1,069	1,101	1,072
Gain on extinguishment of debt	—	—	4,305	—	—
Miscellaneous	8,653	7,470	5,332	5,294	4,340
Total other income	13,569	11,636	15,616	10,201	8,230
Total Non-Interest Income	$86,604	$84,799	$68,752	$65,090	$64,953
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2016	2016	2016	2015	2015
Salaries and employee benefits:
Salaries	$54,309	$52,924	$50,282	$50,982	$53,028
Commissions and incentive compensation	33,740	32,531	26,375	31,222	30,035
Benefits	15,669	15,439	19,154	17,576	14,686
Total salaries and employee benefits	103,718	100,894	95,811	99,780	97,749
Equipment	9,449	9,307	8,767	8,799	8,456
Operating lease equipment depreciation	3,605	3,385	2,050	1,202	431
Occupancy, net	12,767	11,943	11,948	13,062	12,066
Data processing	7,432	7,138	6,519	7,284	8,127
Advertising and marketing	7,365	6,941	3,779	5,373	6,237
Professional fees	5,508	5,419	4,059	4,387	4,100
Amortization of other intangible assets	1,085	1,248	1,298	1,324	1,350
FDIC insurance	3,686	4,040	3,613	3,317	3,035
OREO expense, net	1,436	1,348	560	2,598	(367)
Other:
Commissions - 3rd party brokers	1,362	1,324	1,310	1,321	1,364
Postage	1,889	2,038	1,302	1,892	1,927
Miscellaneous	17,313	15,944	12,714	16,490	15,499
Total other expense	20,564	19,306	15,326	19,703	18,790
Total Non-Interest Expense	$176,615	$170,969	$153,730	$166,829	$159,974

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
Allowance for loan losses at beginning of period	$114,356	$110,171	$105,400	$102,996	$100,204
Provision for credit losses	9,741	9,269	8,423	9,196	8,665
Other adjustments	(112)	(134)	(78)	(243)	(153)
Reclassification (to) from allowance for unfunded lending-related commitments	(579)	(40)	(81)	13	(42)
Charge-offs:
Commercial	3,469	721	671	1,369	964
Commercial real estate	382	502	671	2,734	1,948
Home equity	574	2,046	1,052	680	1,116
Residential real estate	134	693	493	211	1,138
Premium finance receivables - commercial	1,959	1,911	2,480	2,676	1,595
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	389	224	107	179	116
Total charge-offs	6,907	6,097	5,474	7,849	6,877
Recoveries:
Commercial	176	121	629	315	462
Commercial real estate	364	296	369	491	213
Home equity	65	71	48	183	42
Residential real estate	61	31	112	55	136
Premium finance receivables - commercial	456	633	787	223	278
Premium finance receivables - life insurance	—	—	—	—	16
Consumer and other	72	35	36	20	52
Total recoveries	1,194	1,187	1,981	1,287	1,199
Net charge-offs	(5,713)	(4,910)	(3,493)	(6,562)	(5,678)
Allowance for loan losses at period end	$117,693	$114,356	$110,171	$105,400	$102,996
Allowance for unfunded lending-related commitments at period end	1,648	1,070	1,030	949	926
Allowance for credit losses at period end	$119,341	$115,426	$111,201	$106,349	$103,922
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.24%	0.05%	0.00%	0.09%	0.05%
Commercial real estate	0.00	0.01	0.02	0.16	0.13
Home equity	0.27	1.03	0.52	0.25	0.55
Residential real estate	0.03	0.26	0.17	0.07	0.42
Premium finance receivables - commercial	0.24	0.21	0.29	0.41	0.21
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.92	0.57	0.20	0.37	0.17
Total loans, net of unearned income, excluding covered loans	0.12%	0.11%	0.08%	0.15%	0.14%
Net charge-offs as a percentage of the provision for credit losses	58.65%	52.97%	41.47%	71.35%	65.53%
Loans at period-end	$19,101,261	$18,174,655	$17,446,413	$17,118,117	$16,316,211
Allowance for loan losses as a percentage of loans at period end	0.62%	0.63%	0.63%	0.62%	0.63%
Allowance for credit losses as a percentage of loans at period end	0.62%	0.64%	0.64%	0.62%	0.64%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$235	$338	$541	$—
Commercial real estate	—	—	1,260	—	—
Home equity	—	—	—	—	—
Residential real estate	—	—	—	—	—
Premium finance receivables - commercial	7,754	10,558	9,548	10,294	8,231
Premium finance receivables - life insurance	—	—	1,641	—	—
Consumer and other	60	163	180	150	140
Total loans past due greater than 90 days and still accruing	7,814	10,956	12,967	10,985	8,371
Non-accrual loans(2):
Commercial	16,418	16,801	12,373	12,712	12,018
Commercial real estate	22,625	24,415	26,996	26,645	28,617
Home equity	9,309	8,562	9,365	6,848	8,365
Residential real estate	12,205	12,413	11,964	12,043	14,557
Premium finance receivables - commercial	14,214	14,497	15,350	14,561	13,751
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	543	475	484	263	297
Total non-accrual loans	75,314	77,163	76,532	73,072	77,605
Total non-performing loans:
Commercial	16,418	17,036	12,711	13,253	12,018
Commercial real estate	22,625	24,415	28,256	26,645	28,617
Home equity	9,309	8,562	9,365	6,848	8,365
Residential real estate	12,205	12,413	11,964	12,043	14,557
Premium finance receivables - commercial	21,968	25,055	24,898	24,855	21,982
Premium finance receivables - life insurance	—	—	1,641	—	—
Consumer and other	603	638	664	413	437
Total non-performing loans	$83,128	$88,119	$89,499	$84,057	$85,976
Other real estate owned	19,933	22,154	24,022	26,849	29,053
Other real estate owned - from acquisitions	15,117	15,909	16,980	17,096	22,827
Other repossessed assets	428	420	171	174	193
Total non-performing assets	$118,606	$126,602	$130,672	$128,176	$138,049
TDRs performing under the contractual terms of the loan agreement	29,440	33,310	34,949	42,744	49,173
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.28%	0.33%	0.26%	0.28%	0.27%
Commercial real estate	0.38	0.42	0.49	0.48	0.54
Home equity	1.25	1.13	1.21	0.87	1.05
Residential real estate	1.84	1.90	1.91	1.98	2.55
Premium finance receivables - commercial	0.90	1.01	1.07	1.05	0.91
Premium finance receivables - life insurance	—	—	0.06	—	—
Consumer and other	0.50	0.50	0.55	0.28	0.33
Total loans, net of unearned income	0.44%	0.48%	0.51%	0.49%	0.53%
Total non-performing assets as a percentage of total assets	0.47%	0.52%	0.56%	0.56%	0.63%
Allowance for loan losses as a percentage of total non-performing loans	141.58%	129.78%	123.10%	125.39%	119.79%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)
Non-accrual loans included TDRs totaling $14.8 million, $16.3 million, $17.6 million, $9.1 million and $10.1 million as of September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, respectively.